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SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
USANA HEALTH SCIENCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☐	No fee required.
☐	$125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
	1)	Title of each class of securities to which transactions applies:
	2)	Aggregate number of securities to which transactions applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction: $17.1 million
	5)	Total fee paid: $3,420.00
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing party:
	4)	Date filed:

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

Dear Shareholder:

        You are invited to attend a Special Meeting of the Shareholders of USANA Health Sciences, Inc. at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah, 84101, on Thursday, May 23, 2002, at 10:00 a.m., Mountain Daylight Time.

        Shareholders will vote on the following items of business:

  •
  Approval of the sale of substantially all of our operating assets (excluding real estate and certain other personal property, the "Retained Assets") and the assignment of substantially all of our liabilities (excluding certain liabilities related to the Retained Assets), and

  •
  Approval of an amendment to our Articles of Incorporation changing our corporate name to Innova Ventures, Inc., effective only upon consummation of the sale and assignment approved under the first proposal.

        The board of directors appointed a Special Committee of independent directors to consider the transaction. The Special Committee unanimously determined that the transaction is in the best interests of USANA and its shareholders. Accordingly, the Special Committee unanimously approved the transaction and recommends that shareholders vote in favor of the transaction and the change of corporate name described in the proxy statement. Neither Dr. Wentz nor David Wentz served as members of the Special Committee.

        The accompanying material includes the Notice of Special Meeting, a Summary, the proxy statement and annexes, and a proxy card. We hope you will be able to attend the Special Meeting. Whether or not you are able to attend the Special Meeting, we urge you to sign and date the enclosed proxy card and to return it promptly in the enclosed envelope. If you prefer, you may vote online or by toll-free telephone by following the instructions on the proxy card. If you do attend the Special Meeting, you may withdraw your prior vote or proxy and vote personally on any matters brought properly before the meeting. If you voted online or by toll-free telephone, you may change your vote by following the instructions received when voting.

Sincerely,

Gilbert A. Fuller
Corporate Secretary

Salt Lake City, Utah
April 8, 2002

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2002

To the Shareholders of USANA Health Sciences, Inc.:

A Special Meeting of the Shareholders of USANA Health Sciences, Inc., a Utah corporation ("we" or "USANA"), will be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah, 84101, on Thursday, May 23, 2002, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the sale of substantially all of our operating assets (excluding real estate and other personal property, collectively the "Retained Assets") and the assignment of substantially all of our liabilities (except for certain liabilities relating to the Retained Assets, defined in the asset purchase agreement as the "Excluded Liabilities"). The terms and conditions governing this transaction ("Transaction") are contained in the asset purchase agreement dated March 21, 2002. Parties to the asset purchase agreement are USANA, Gull Holdings Ltd. ("Gull Holdings"), an entity 100% owned by our founder, Myron W. Wentz, Ph.D., and USANA Acquisition Corp. ("UAC"), a newly formed wholly owned subsidiary of Gull Holdings.

  2.
  To consider and vote upon a proposal to approve an amendment to our Articles of Incorporation authorizing the change of our name to Innova Ventures, Inc., effective only if the Transaction is consummated.

Holders of record of our common stock at the close of business on March 20, 2002, will receive notice of and may vote at the Special Meeting, including any adjournment of the Special Meeting. You are invited to attend the Special Meeting in person, if possible. Whether or not you plan to attend, please mark, date and sign the enclosed proxy and mail it promptly. A return envelope is enclosed for your convenience. If you prefer, you may also vote online or by toll-free telephone by following the instructions printed on the enclosed proxy card. Morrow & Co., Inc., a proxy solicitation services firm, will assist us in the proxy solicitation process. We will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and other materials and the solicitation process. If the Transaction is completed, the parties have agreed to share these and other Transaction costs and expenses as provided in the asset purchase agreement.

By Order of the Special Committee of the Board of Directors,

Gilbert A. Fuller
Corporate Secretary

Salt Lake City, Utah
April 8, 2002

To assure your representation at the meeting, please sign, date and return the enclosed proxy card whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

Solicitation of Proxies
Record Date and Outstanding Common Stock
Voting and Revocation of Proxies
Quorum, Abstentions, and Broker Non-Votes
Required Vote
Summary
Voting Securities and Principal Holders Thereof
Proposal #1—Approval of the Transaction
Description of the Asset Purchase Agreement
Houlihan Fairness Opinion
Interests of Management or Directors in the Transaction
Our Business Following the Transaction
Securities Exchange Reporting and Nasdaq Stock Market Listing
Accounting Treatment
Unaudited Pro Forma Financial Statements
Federal Income Tax Consequences
Recommendation of the Board of Directors
Vote Required
Proposal #2—Amendment of Our Articles of Incorporation to Change Our Name
Annual Report
Annexes:
Annex A: Asset Purchase Agreement
Annex B: Opinion of Houlihan Valuation Advisors
Annex C: Form of Articles of Amendment
Proxy Card

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT
(INCLUDING THE ANNEXES) BEFORE YOU VOTE

SOLICITATION OF PROXIES

        The Special Committee of the board of directors of USANA Health Sciences, Inc. ("we" or "USANA"), is soliciting the enclosed proxy for use at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Daylight Time, on Thursday, May 23, 2002, and at any adjournment thereof. USANA will mail this proxy statement and the enclosed proxy card to shareholders on or about April 8, 2002.

        We will pay the expense of the solicitation of proxies for the Special Meeting, including the cost of printing and mailing these materials. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and we will reimburse them for their expense in so doing. In addition to solicitation by mail, our management may solicit proxies personally or by telephone or facsimile without additional compensation. We have also engaged the services of Morrow & Co., Inc., a proxy solicitation firm, to assist us to solicit proxies on our behalf for the Special Meeting. We expect to pay approximately $25,000 in fees for Morrow's services and we will reimburse Morrow for reasonable out-of-pocket expenses. If the Transaction is completed, the asset purchase agreement states that the parties will pay these and other Transaction expenses equally.

RECORD DATE AND OUTSTANDING COMMON STOCK

        Only holders of record of the common stock at the close of business on March 20, 2002, will receive notice of, and will be permitted to vote at, the Special Meeting. As of March 20, 2002, there were 9,663,837 shares of common stock outstanding.

VOTING AND REVOCATION OF PROXIES

        Shareholders of record on the Record Date may receive notice of, and vote at, the Special Meeting. Each share of common stock gives the holder the right to one vote upon each matter to be presented at the Special Meeting.

        Each properly dated, executed and returned proxy received by us prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions indicated thereon. If no specific instructions are given on a proxy received before the Special Meeting, the shares represented by that proxy will be voted FOR the Transaction and FOR the amendment to our Articles of Incorporation to change our corporate name to Innova Ventures, Inc. upon closing of the Transaction. The Special Committee knows of no other matters to be presented at the Special Meeting or any adjournment thereof; however, all properly dated and executed proxies returned to us and received before the Special Meeting will be voted on any such matter in accordance with the judgment of the proxy holders, unless authority to vote on those other matters is withheld.

        A shareholder giving a proxy may revoke it at any time before the Special Meeting. You may revoke your proxy by doing any of the following:

  •
  Giving written notice of revocation to our Secretary before the Special Meeting,

  •
  Giving another written proxy bearing a later date, provided we receive it before the Special Meeting, or

  •
  Attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, in and of itself, constitute a revocation of your proxy).

If you vote online or by toll-free telephone, you may change your vote by following the directions you receive when voting.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

        At the Special Meeting, the following procedures will apply:

        A quorum will be deemed present for all purposes at the Special Meeting if there are represented, either in person or by proxy, (1) a majority of the issued and outstanding shares of common stock at March 20, 2002, eligible to vote, and, (2) a majority of the shares of common stock held by "Disinterested Persons." The Special Committee has determined that Disinterested Persons for purposes of the Special Meeting are those shareholders of USANA other than Gull Holdings and its affiliates, as well as other shareholders as the Special Committee may reasonably determine. Before action may be taken at the Special Meeting, we must determine that a quorum is present following this procedure. Calculating the number of shares present at the Special Meeting for purposes of determining whether there is a quorum present will be accomplished by reviewing the proxies received before the Special Meeting and by counting the number of shares owned by shareholders actually present at the Special Meeting.

        If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be counted as voting in favor of the matter. If an executed proxy is returned by a broker holding shares in "street name," which indicates that the broker lacks discretionary authority to vote part or all of those shares on one or more matters to be considered at the Special Meeting, those shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to those matters for which the broker lacked authority to vote.

REQUIRED VOTE

        The Special Committee has determined that we will proceed with the Transaction only if a quorum is present as determined by the Special Committee and the Transaction is approved by:

  •
  A majority of all issued and outstanding shares, and

  •
  In the interest of fairness, a majority of all issued and outstanding shares held by Disinterested Persons, as reasonably determined by the Special Committee. The Special Committee, in its discretion, may accept the approval of less than a majority of the issued and outstanding shares held by Disinterested Persons, provided that at least 70% of the shares held by Disinterested Persons represented at the Special Meeting vote in favor of the Transaction.

        The proposal to amend our Articles of Incorporation to change our corporate name to Innova Ventures, Inc. will be approved if we receive the affirmative vote of a majority of all shares actually voted at the meeting. We will only file the amendment to the Articles of Incorporation if the Transaction is also approved and completed.

        There is no cumulative voting, each share counts as one vote. Shareholders are not entitled to dissenters' rights in this Transaction. Dissenters' rights allow shareholders to dissent from business combinations and other transactions and receive a fair cash payment for their shares. However, because our common stock trades on The Nasdaq Stock Market, shareholders will not have dissenters' rights in this Transaction. Shareholders may sell their shares in the market if they do not wish to continue to own common stock after the Transaction.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Transaction, before voting you should carefully read this entire proxy statement, including the annexes, one of which is the asset purchase agreement. The asset purchase agreement is the legal document that governs the Transaction.

When and where is the Special Meeting?

The Special Meeting will be held on Thursday, May 23, 2002 at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah, 84101, commencing at 10:00 a.m. Mountain Daylight Time.

What matters will be voted upon at the Special Meeting?

Shareholders will vote on two proposals: (1) approval of the Transaction, and (2) approval of an amendment to our Articles of Incorporation to change our corporate name to Innova Ventures, Inc, effective upon completion of the Transaction.

If the shareholders approve the Transaction, we will sell to USANA Acquisition Corp. ("UAC") substantially all of our operating assets (excluding real estate and other personal property). UAC will assume substantially all of our liabilities, except liabilities related to assets we retain. The assets sold to UAC will include the name "USANA" and we have agreed that we will change our corporate name to Innova Ventures, Inc., effective upon completion of the Transaction.

What are the reasons for the Transaction?

Our shares have been publicly traded since 1993. Market conditions in recent years generally have not been favorable for companies using network marketing channels or operating in the nutrition industry. Our operations involve both network marketing and nutritional products. While we have operated profitably for the past six years, this performance has not been reflected in the market price of our common stock. Dr. Myron Wentz, our founder, has expressed a desire to acquire our business and to operate it as a privately held entity. The Special Committee determined that the Transaction is in the best interests of USANA, our shareholders, and our Associates. The Special Committee recommends that you vote to approve the Transaction and the related change of name. Neither Dr. Wentz nor David Wentz served as members of the Special Committee.

Did the board of directors obtain the opinion or appraisal of outside experts?

Yes. The Special Committee engaged Houlihan Valuation Advisors ("Houlihan"), independent valuation and capital consultants, to prepare an opinion as to the fairness of the transaction. Houlihan has delivered its opinion to the Special Committee that the Transaction is fair, from a financial point of view, to USANA. The full text of Houlihan's written opinion, dated March 16, 2002, is attached to this proxy statement as Annex B. Houlihan's opinion is addressed to the Special Committee and is not a recommendation to any shareholder as to any matter relating to the proposed Transaction. We encourage you to read the entire opinion and all of the additional information in this proxy statement carefully to better understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Houlihan in the preparation of its opinion. See "The Houlihan Fairness Opinion" on page 20 and the opinion attached as Annex B.

Does the board of directors recommend that I vote for approval of the Transaction?

Yes. The Special Committee of the board of directors believes that the Transaction is in the best interests of USANA and its shareholders, and recommends that you vote to approve the Transaction. The Special Committee also recommends that you approve the change of name in connection with the Transaction. See "Recommendation of the Board of Directors" at page 37.

What is the financial condition of USANA and how will it be affected by the Transaction?

We have been profitable all but one quarter since 1994 and every fiscal year since 1993. For the year ended December 29, 2001, our most recently completed fiscal year, we reported net sales of $114.3 million and net earnings of $2.2 million ($0.23 per share). Therefore, we believe that USANA has sufficient cash and other resources to meet its current and anticipated obligations for the foreseeable future. We also believe that following the closing of the Transaction both USANA and UAC will have sufficient cash and other resources to meet their respective and anticipated obligations.

What will the shareholders own after the Transaction?

The shareholders will continue to own their shares after the Transaction. USANA will continue to own assets with a net tangible book value of approximately $1.75 per share. These assets will include cash, a promissory note, real estate and personal property. Additionally, we believe that the net market value of our real estate will exceed its book value by $0.16 to $0.29 per share. Our Unaudited Pro Forma Financial Statements are included in this proxy statement and illustrate the estimated effect of the Transaction on our financial statements. You should review them carefully with the other information and material included in this proxy statement.

Will the Transaction affect my ownership of common stock or my rights as a shareholder?

No. You will continue to own the same number of shares after the Transaction closes as you do before the Transaction. Except for the surrender of shares exchanged by Gull Holdings in the Transaction, we will not redeem or purchase any other outstanding shares of common stock. You are not being asked to exchange your shares of common stock for any other shares or for cash or other property. Before the Transaction there are 9,663,837 shares of common stock issued and outstanding. After the closing of the Transaction, following the surrender and redemption of the shares now owned by Gull Holdings, there will be 4,877,555 shares of common stock issued and outstanding.

What will USANA do after the completion of the Transaction?

Following the Transaction, we will change our name to Innova Ventures, Inc. and pursue acquisitions and similar transactions. We have not identified any targets and we do not expect to identify a target before the Special Meeting. We cannot estimate a timetable for completing one of these transactions, and we cannot assure you that we will be able to complete a transaction at all. Until we complete a transaction, we will generate revenues primarily by receipt of payments of principal and interest on the promissory note delivered as partial payment for the assets and rental payments under the lease. See "Our Business Following the Transaction," on page 29.

What are the basic terms of the Transaction?

If the shareholders approve the Transaction, the following will occur:

  •
  UAC will acquire our operating assets and assume substantially all of our liabilities, except for assets and liabilities specifically excluded under the asset purchase agreement. The book value of the assets to be purchased by UAC is approximately $22 million.

  •
  UAC will pay us a purchase price of approximately $25 million, by:

  •
  Surrendering for redemption 4,786,282 shares of common stock at $1.60 per share,

  •
  Delivering a promissory note in the principal amount of $5 million, payable with interest at 14% per annum over five years in equal monthly installments of principal and interest, with penalties for nonpayment, and

  •
  Assuming liabilities of approximately $12 million.

  •
  UAC will lease the real estate, including fixtures and improvements, currently used in our operations under a long-term lease at annual rental payments of $1.32 million.

  •
  We will change our name to Innova Ventures, Inc. and pursue a new business plan based on the acquisition of other businesses.

The asset purchase agreement also contains other terms and conditions customary for this type of transaction. See "Description of the Asset Purchase Agreement" at page 14.

How will USANA use the excluded assets?

The assets that we keep in the Transaction will include $3 million in cash (before payment of costs and taxes related to the Transaction), real estate, and other personal property. We intend to use a portion of the cash to pay applicable Transaction costs and taxes incurred in connection with any profit or gain we realize in the Transaction. We will also reduce retained indebtedness and pay expenses associated with our ongoing public company reporting requirements. Remaining cash will be retained pending use in acquisitions and similar transactions. See "Our Business Following the Transaction" at page 29.

Do I have dissenters' rights?

No. Dissenters' rights allow shareholders to dissent from business combinations and other transactions and receive a fair cash payment for their shares. However, because our common stock is traded on The Nasdaq Stock Market®, shareholders will not have dissenters' rights in this Transaction. Shareholders may sell their shares in the market if they do not wish to continue to own common stock after the Transaction.

How will the Transaction affect the net book value of my shares?

Before the Transaction (at December 29, 2001, the end of the most recently completed fiscal year), the net tangible book value of our common stock was approximately $1.50 per share. We estimate the net tangible book value of our assets after the Transaction will be approximately $1.75 per share. Additionally, we believe that the net market value of our real estate will exceed its book value by $0.16 to $0.29 per share. See the Unaudited Pro Forma Financial Statements at page 31.

Will USANA have positive cash flow following the Transaction?

Yes. After the closing of the Transaction, USANA will receive interest under the promissory note delivered by UAC at closing and lease payments under the lease. We believe these revenues will exceed the debt service and other cash obligations of USANA.

What are the federal income tax consequences of the Transaction?

The Transaction alone will not produce any separate and independent federal income tax consequences directly to you. The Transaction will be taxed to USANA as a sale of assets and will result in gain or loss depending on whether the net proceeds realized from the sale of the various assets exceeds our basis in those assets, as determined on an asset-by-asset basis. We estimate that the tax in connection with the Transaction will be approximately $1.6 million and we intend to pay these taxes with the cash remaining at the closing. If at any time after the closing of the Transaction and prior to the expiration of applicable statutes of limitation, it is determined by the IRS or by our independent accounting firm, that the total taxes payable by us with respect to the sale of assets in the Transaction is greater than $1.7 million, and we are required to pay the additional tax, UAC has agreed to reimburse us for the amount of taxes paid by us in excess of $1.7 million. See "Federal Income Tax Consequences" at page 37.

Who may vote at the Special Meeting?

Only shareholders of record at the close of business on March 20, 2002 will receive notice of and be permitted to vote at the Special Meeting. See "Voting and Revocation of Proxy" at page 1.

If my broker holds my shares in "street name," will my broker vote my shares for me?

Your broker will vote your shares at the Special Meeting only if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See "Quorum, Abstentions, Broker Non-Votes," at page 2.

May I change my vote after I have submitted my proxy?

Yes. You may change your vote before the Special Meeting by:

    •
    Giving notice to us of your changed vote in writing, provided that we must receive your notice of a change in your vote prior to the Special Meeting

    •
    Executing and delivering to us prior to the Special Meeting a subsequently dated proxy

    •
    Attending the Special Meeting and giving oral notice of your intention to vote in person

If you vote online or by toll-free telephone, you must follow the directions you received when voting if you wish to change that vote. You should be aware that simply attending the Special Meeting will not automatically revoke your proxy. See "Voting and Revocation of Proxy" at page 1.

What shareholder vote is required to approve the Transaction?

The Special Committee has decided to seek shareholder approval of the Transaction as though it included the sale of all or substantially all of our assets. Gull Holdings owns 49.5% of the issued and outstanding shares of common stock and has agreed to vote those shares in favor of the Transaction. Other individuals or persons affiliated with Gull Holdings (including the Wentz family) also own shares. Consequently, the affirmative vote of a relatively few shareholders in addition to Gull Holdings would ordinarily be sufficient to approve the Transaction. In the interest of fairness, the Special Committee has established quorum and voting procedures for the Special Meeting. Those procedures generally require representation at the Special Meeting of, and approval of the Transaction by, a majority of the shares held by Disinterested Persons. The Special Committee may accept the affirmative vote of less than the majority of the shares held by Disinterested Persons, provided that at least 70% of the shares held by Disinterested Persons represented at the Special Meeting are voted in favor of the Transaction. See "Vote Required" on page 37.

How will Gull Holdings vote at the Special Meeting?

Gull Holdings has agreed in the asset purchase agreement to vote all shares of common stock held by it, and to use its best efforts to cause its related parties to vote all shares of common stock held by them, in favor of the Transaction and the amendment to the Articles of Incorporation to change our corporate name.

How will the Transaction affect management of USANA?

At the closing of the Transaction, Dr. Wentz and David Wentz will resign as executive officers and directors and Dr. Denis Waitley will resign as a director. Gilbert A. Fuller, currently our Sr. Vice President and Chief Financial Officer, will become our CEO and a director and John B. McCandless, currently our Sr. Vice President and Chief Operating Officer, will serve as President and director after the Transaction. Other members of the board of directors will also continue to serve as directors following the closing. Dr. Wentz and David Wentz will manage the operations of UAC. It is anticipated that UAC will retain substantially all other employees, except for Messrs. Fuller and McCandless.

What will I receive in the Transaction?

You will continue to own your shares of common stock. You will not receive any cash, stock or other property in connection with, or as a result of, the Transaction.

Will the common stock continue to be publicly traded?

Yes. We expect that the common stock will continue to be quoted on The Nasdaq Stock Market after the Transaction. The Nasdaq Stock Market requires listed companies to maintain minimum stockholders' equity of $10 million. Upon closing of the Transaction, we will have shareholders' equity of approximately $8.5 million. However, we expect to continue to qualify under a transition rule that allows listed companies as of June 29, 2001, to qualify for listing until November 1, 2002, if they maintain net tangible assets of $4 million. Although we will make every effort to retain our listing, if our efforts are not successful we believe that the common stock will be transitioned from The Nasdaq Stock Market to The Nasdaq SmallCap Market. We cannot assure you that we will in fact be successful in moving directly to The Nasdaq SmallCap Market, and even if we are successful, we cannot predict whether a transition from The Nasdaq Stock Market to The Nasdaq SmallCap Market would have an adverse effect on the trading price of the common stock.

What do I need to do now?

First, read this proxy statement carefully. Then you should, as soon as possible, submit your proxy by carefully completing, signing, and returning the enclosed proxy card. Your shares represented by proxy will be voted in accordance with the instructions you specify on the proxy card. The Special Committee recommends that you vote in favor of the Transaction. If you submit a proxy card without specifying how your shares should be voted, they will be voted for the approval of the Transaction and for the approval of the amendment to the Articles of Incorporation authorizing the name change. You may also vote your shares online or by toll-free telephone call by following the directions on the enclosed proxy card.

Who should I call if I have questions?

If you have questions about the proposals, you may call Cindy England, USANA Investor Relations, at (801) 954-7100.

The Securities and Exchange Commission has not approved or disapproved the Transaction or passed upon the fairness or merit of the Transaction or the accuracy or adequacy of this proxy statement. Any representation to the contrary is unlawful.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table contains information as of March 20, 2002, summarizing the beneficial ownership of our common stock by (1) each person known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) our executive officers and directors individually, and (3) all executive officers and directors as a group. Except as stated in the footnotes to the table, each of these persons exercises sole voting and investment power over the shares of common stock listed for that person. Except as shown, the mailing address of the persons listed in the table is our address: 3838 West Parkway Blvd., Salt Lake City, UT 84120-6336.

	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares(2)
Name of Beneficial Owner
	Before	After	Before	After
Greater than 5% Beneficial Owners
Gull Holdings, Ltd. 4 Finch Road Douglas, Isle of Man	4,786,282	0	49.53%	0.00%
Directors and Executive Officers
Robert Anciaux, Director(3) Av du Manoir 30 B-1410 Waterloo, Belgium	125,000	125,000	1.28%	2.50%
Gilbert A. Fuller, Sr. Vice President and Chief Financial Officer(4)	15,345	15,345	*	*
John B. McCandless, IV, Sr. Vice President and Chief Operating Officer(5)	194,078	194,078	1.97%	3.83%
Jerry G. McClain, Director(6) 13977 Minuteman Drive, Suite 140 Draper, Utah 84020	100	100	*	*
Ronald S. Poelman, Director(7) 170 South Main Street, Suite 1500 Salt Lake City, Utah 84101	125,000	125,000	1.28%	2.50%
Denis E. Waitley, Director(8) Box 197 Rancho Santa Fe, CA 92067	56,827	56,827	*	1.15%
David A. Wentz, Executive Vice President and Director(9)	113,486	113,486	1.17%	2.30%
Myron W. Wentz, President, CEO, and Chairman of the Board(10)	4,786,282	0	49.53%	0.00%
All officers and directors as a group (8 persons)(11)	5,416,118	629,836	52.94%	9.14%

*
Less than one percent.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power and also any shares that the shareholder has the right to acquire within 60 days.

(2)
All percentages have been rounded to the nearest 1/100th of one percent. Percentages are based on 9,663,837 shares outstanding before the Transaction and 4,877,555 shares outstanding after the

Transaction. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
All shares shown are issuable upon exercise of stock options presently exercisable or becoming exercisable within the next 60 days.

(4)
Includes 10,000 shares issuable upon exercise of options presently exercisable or becoming exercisable within 60 days, 800 shares held of record, and 4,545 shares held in Mr. Fuller's 401(k) account.

(5)
Includes 190,000 shares issuable upon exercise of options presently exercisable or becoming exercisable within 60 days and 4,078 shares held in Mr. McCandless' 401(k) account.

(6)
All shares held of record.

(7)
All shares shown are issuable upon exercise of stock options presently exercisable or becoming exercisable within 60 days.

(8)
All shares shown are issuable upon exercise of stock options presently exercisable or becoming exercisable within 60 days. Dr. Waitley will resign as a director at the closing of the Transaction. Under the terms of his option grant, the right to exercise these options will terminate three years from the date of his resignation.

(9)
Includes 60,000 shares issuable upon exercise of options presently exercisable or becoming exercisable within 60 days. Mr. Wentz will resign as a director and executive officer at the closing of the Transaction. Therefore, the right to exercise these options will terminate within 90 days of the date of closing of the Transaction. The amount shown includes 50,000 shares owned of record and 3,486 shares held in Mr. Wentz's 401(k) account.

(10)
Gull Holdings is the record holder of these shares. Because Dr. Wentz owns all of the capital shares of Gull Holdings he is deemed to be the beneficial owner of these shares. After the closing of the Transaction, Gull Holdings and Dr. Wentz will no longer own any common stock of USANA.

(11)
After the Transaction there will be five members of this group, i.e., Messrs. Anciaux, Fuller, McCandless, McClain and Poelman.

PROPOSAL #1

APPROVAL OF THE TRANSACTION

General

        At the Special Meeting, the shareholders will be asked to consider and vote upon the sale of substantially all of our operating assets (excluding the Retained Assets) and assignment of substantially all of our liabilities (except the Excluded Liabilities) on the terms and under the conditions contained in the asset purchase agreement attached as Exhibit A to this proxy statement (the "Transaction").

        The terms of the Transaction are summarized in this proxy statement under the caption "Description of the Asset Purchase Agreement" beginning on page 14. For a more detailed understanding of all of the terms of the Transaction you should carefully read the asset purchase agreement and the attachments and exhibits to that agreement.

The Parties

USANA Health Sciences, Inc.

        USANA Health Sciences, Inc. ("USANA") is a Utah corporation in the business of manufacturing and distributing health, nutrition, weight management, and beauty aid products. USANA is a publicly held corporation and its common stock is quoted on The Nasdaq Stock Market under the symbol "USNA." As of March 20, 2002, we had 9,663,837 shares of common stock issued and outstanding. Our net sales for the fiscal years ended December 30, 2000 and December 29, 2001 were $123.2 million and $114.3 million, respectively. As of March 8, 2002, we had approximately 85,000 independent distributors (we refer to our distributors as "Associates"). Associates purchase and distribute our products in a network marketing system and are compensated under a network marketing compensation plan. Our customers and Associates are located primarily in North America, Asia and Pacific Rim countries. We also sell products directly to preferred customers. Unlike Associates, preferred customers are not permitted to resell products and they do not earn commissions. Our principal offices are located at 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336; and the telephone number is (801) 954-7100.

Gull Holdings Ltd. and USANA Acquisition Corp.

        Gull Holdings, Ltd. ("Gull Holdings") is an Isle of Man company. The sole shareholder of Gull Holdings is Dr. Wentz, our founder, and current Chairman, CEO and President. The administrative offices of Gull Holdings are located at 4 Finch Road, Douglas, Isle of Man. Gull Holdings is our single largest shareholder, owning approximately 49.5% (4,786,282 shares) of the issued and outstanding common stock. Gull Holdings does not conduct business or maintain a place of business in the United States. Gull Holdings will effect the Transaction through a wholly owned subsidiary, USANA Acquisition Corp. ("UAC"), a newly formed Utah corporation. Before the Transaction, UAC will have conducted no business or owned any assets. Following the Transaction, UAC will change its name to USANA Health Sciences, Inc. and will operate the acquired business at the premises located at 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336 under a long-term lease.

Reasons for the Transaction

        USANA is a network marketing and nutrition company. While we have explored several alternatives for maximizing shareholder value during the past several years, we have not been successful in locating an acceptable acquisition, reaching acceptable terms with any target, or establishing a suitable strategic relationship. The market for shares of nutrition and network marketing companies has become increasingly weak during the past 24 months. These market conditions have adversely affected the market price of our common stock. We also believe the market value of our common stock has been adversely affected by the fact that a relatively small percentage of our shares are held by non-affiliates and by the fact that approximately half of the issued and outstanding shares are beneficially owned by a single shareholder. We believe that the obligation to file periodic reports disclosing substantial material marketing and financial information about our operations puts USANA and its Associates at a distinct marketing disadvantage when compared to privately held network marketing entities. After analyzing the various alternatives, we agreed to enter into the Transaction with Gull Holdings. We will use the proceeds from the sale of assets, along with the retained cash and other property to discharge liabilities (including taxes incurred in the Transaction) and to pursue acquisitions and similar transactions with the objective of maximizing shareholder value.

Background Information

        Dr. Wentz founded USANA in 1992 and has been its Chairman, CEO and President since its inception. USANA was originally a division and then a wholly owned subsidiary of Gull Laboratories, Inc., a publicly held corporation acquired by Dr. Wentz in 1974. In 1992, the board of directors of Gull Laboratories authorized the spin-off of USANA. The spin-off was completed in 1993 by distributing USANA's common stock pro rata to the shareholders of Gull Laboratories. Dr. Wentz, as the single largest shareholder of Gull Laboratories at the time of the spin-off, became the single largest beneficial owner of USANA common stock, with those shares held directly by Gull Holdings.

        During the past two years, the management of USANA has explored alternatives for maximizing shareholder value. Among other things, USANA actively pursued a variety of acquisitions and strategic alliances, holding active discussions with several industry participants and investment bankers. For a variety of reasons, USANA either was not interested in or was unable to consummate any strategic acquisition or other business development transaction on acceptable terms and conditions that met USANA's exacting criteria or that USANA believed might result in significantly increased shareholder value. Market conditions declined during the past two years, particularly for nutrition companies and for companies in the network marketing channel with shares traded in the stock market. The typical multiples for shares of companies in this industry and channel range from 9.5 to 37.5 times earnings. USANA operates in both the nutrition industry and network marketing channel and has been adversely affected by market factors pressuring the valuation of companies in this industry and channel. Based on the results of operations of USANA for the fiscal year ended December 29, 2001, and assuming a stock price of $1.60 per share, the multiple applicable to the common stock of USANA is approximately seven times earnings.

        In the past several years, USANA experienced a significant deterioration in its stock market valuation. This decline actually began in 1998 and continued into 2002. The common stock traded as high as $24.125 on July 28, 1998 and as low as $0.875 on December 26, 2000. Valuations have since increased, but only to levels that remain significantly below the market valuations experienced during 1997 and 1998. On March 15, 2002, the last trading day before the announcement of the plan to sell the business to Gull Holdings or its affiliate, the closing sale price of the common stock was $1.66 per share, with a low of $1.60 and a high of $1.66, on a total of approximately 3,100 shares traded.

        Following the decline in the stock price in the first half of 2001, Dr. Wentz and other senior executives of USANA began preliminarily to consider strategic alternatives because of the stock's unsatisfactory market performance. They considered that USANA might have greater flexibility as a private company to invest in the future of the business, particularly given the longer term pay-off anticipated from investments in new geographic and product markets. Among other things, these senior executives considered that certain of the markets into which USANA expects to expand in the future will require a substantially greater lead-time and investment in infrastructure than countries opened by USANA in the past. In addition, the senior executives considered that new markets, such as Japan, might be less likely to deliver the rapid growth historically experienced in other new markets, such as Australia, Canada, and New Zealand. These types of investments may require significant up-front expenditures, the benefits of which may not be apparent in financial results until significantly later periods. The senior executives considered that, as a public company, USANA would have less flexibility to make these kinds of long-term investments.

        As a publicly traded entity, USANA is required to file periodic and current reports and other schedules and forms with the Securities and Exchange Commission. The rules and regulations governing the preparation and filing of those reports require the disclosure of significant and material industry and business information, including financial information, product pricing information, and other strategically important data that is useful to competitors and detractors of USANA. USANA believes that this public disclosure of strategic information places USANA at a distinct disadvantage in comparison to its privately held competitors and others.

        Beginning in June 2001, the board of directors directed senior executives to have preliminary communications with several investment banking firms concerning possible alternatives to increase shareholder value. Some of these firms addressed the advantages and disadvantages of various capital markets transactions, including the purchase of other businesses or product lines, a going private transaction, a leveraged recapitalization transaction financed in part by a private equity sponsor, and a self-tender. Based on the discussions with these investment banks and the factors discussed above, senior management suggested that a possible sale of the business to an entity owned or controlled by Dr. Wentz was superior to the other alternatives in terms of enhancing shareholder value. From September 2001 through November 2001, senior executives interviewed several investment banking and financial advisory firms to obtain their views concerning the advisability of structuring and financing a transaction. During this period and through December 2001, we were assisted by consultants, financial advisors, and outside counsel in the analysis and in leading discussions on a confidential basis with potential strategic partners.

        After reviewing and pursuing various alternatives, senior executives reported to the board of directors that the current market conditions and circumstances unique to USANA, including the role of Dr. Wentz as the founder and principal visionary behind the science of USANA, made the purchase of or merger or combination with another entity an undesirable alternative. Dr. Wentz expressed a desire to acquire the business. The board of directors instructed senior management to review alternative transactions and to recommend a possible deal structure to the board of directors.

        On December 19, 2001, the board of directors met to consider the proposed terms of a sale of the business to Dr. Wentz. After reviewing the proposed terms, the board of directors authorized management to negotiate a sale to Dr. Wentz. Dr. Wentz indicated that he would pursue the Transaction through Gull Holdings or an entity owned by Gull Holdings. Because of the inherent conflict of interest presented by the Transaction with Dr. Wentz, he and his son David (a director and executive officer), abstained from the board's action, after indicating to the board that they endorsed the proposal and were interested in pursuing the transaction on the terms outlined in the proposal. On December 21, 2001, the independent members of the board of directors instructed management to negotiate the terms of the Transaction, subject to the availability of acceptable financing, approval by the shareholders (other than Gull Holdings and other interested persons), and receipt of a fairness opinion from an independent valuation expert. The board of directors determined that USANA should engage Houlihan Valuation Advisors ("Houlihan") to prepare and present to the board an analysis of the Transaction and a fairness opinion from the perspective of the shareholders.

        On March 15, 2002, the board of directors met and again considered the proposed terms of the Transaction. At that meeting the board appointed a Special Committee, comprised of outside directors Robert Anciaux, Jerry G. McClain and Ronald S. Poelman, to consider the transaction and recommend its approval to the shareholders or, in the alternative, to reject the terms of the proposed Transaction and either continue or terminate further negotiations. On March 16 and 17, 2002, the Special Committee met and approved the Transaction, subject to the condition that the shareholders approve the Transaction at a special meeting of shareholders. The Special Committee also unanimously determined that it would recommend that the shareholders approve the Transaction at the Special Meeting. Gull Holdings formed a new wholly owned subsidiary, UAC, to effect the Transaction.

        The Special Committee, in consultation with its financial and legal advisors, carefully considered the terms and conditions of the Transaction as contained in the asset purchase agreement and related agreements. In reaching its decision to approve execution of the asset purchase agreement and its determination that the Transaction is in the best interest of USANA, the Special Committee of the board of directors carefully considered a number of factors. The factors considered by the Special Committee included, among others, the following:

  •
  The proposed terms and conditions of the asset purchase agreement.

  •
  The fact that USANA has been unable to locate an acceptable acquisition or strategic partner or to receive any proposals on terms that were acceptable and favorable to USANA.

  •
  The lack of acceptable offers or opportunities superior to UAC's offer, particularly considering the unique relationship of Dr. Wentz as the founder of USANA and as the visionary behind its science, the importance to the Associates of his continued involvement with the business, and his willingness to support the current Transaction.

  •
  The average trading price of the common stock for the ten trading days ending March 15, 2002 was $1.59 per share.

  •
  The ramifications of fixing the value of Gull Holdings' shares of common stock to be redeemed at a $1.60 per share, given the limited volume of trading of our common stock and whether that price was representative of the fair market value of our common stock.

  •
  The opinion of Houlihan to the Special Committee that, as of March 16, 2002, and subject to the assumptions and limitations enumerated in the fairness opinion, the consideration to be paid for the assets and liabilities was fair, from a financial point of view, to USANA.

  •
  The fact that the asset purchase agreement requires that the Transaction would be approved by a majority of the outstanding shares of common stock and by a majority of the shares held by Disinterested Persons, as determined by the Special Committee.

  •
  The fact that the Transaction may facilitate a merger with or acquisition of an operating business by us that could generate a higher return on investment than our current business or marketing methods.

  •
  The conflict of interest of Dr. Wentz and his son David in the Transaction.

  •
  The fact that Dr. Wentz may value the business of USANA differently than the Special Committee.

        The Special Committee believed that overall, because of the lack of available acceptable alternatives, the risks associated with the Transaction were outweighed by the benefits of the Transaction.

        This discussion of the information and principal factors considered by the Special Committee is not intended to be exhaustive. Because of the wide variety of the factors considered by the Special Committee in evaluating the Transaction and the complexity of these matters, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered.

The Transaction

        Under the terms of the asset purchase agreement and subject to the approval of the shareholders at the Special Meeting, we will sell to UAC substantially all of the operating assets of USANA used in the manufacture and distribution of health, nutritional, weight management, and beauty products. Included in the Transaction will be fixed assets, tangible and intangible assets, equipment, machinery, vehicles, personal property, inventory, securities (including the shares of our wholly owned subsidiaries), material contracts (including all Associate agreements), insurance policies (excluding our directors and officers insurance policy), work in process, cash balances (except for $3 million), other current assets, all but two employees, all employee benefit and welfare plans, intellectual property, product formulations, trademarks, trade names, trade dress, patents, patent applications, patent registrations, product registrations, business registrations, licenses, equipment leases, and corporate names. UAC will also assume substantially all of the liabilities of USANA, including bank debt (not to exceed $7 million), accruals, accounts payable, operating leases, Associate contracts, mortgages, payroll, tax liabilities (excluding net deferred tax liabilities), litigation, and contingent liabilities. The asset purchase agreement refers to the assets to be acquired by UAC as the Acquired Assets. The liabilities to be assigned to and assumed by UAC in the Transaction are referred to as the Assumed Liabilities.

        Excluded from the Transaction and retained by USANA are cash of $3 million, real estate (including land, building and fixtures, subject to a long-term lease) located at 3838 W. Parkway Blvd., Salt Lake City, Utah, and valued at an estimated $12 million (subject to appraisal), insurance policies, and other personal property. Excluded liabilities are estimated to be approximately $8 million, and will be secured by a mortgage on the retained real estate, renegotiated or refinanced before closing of the Transaction. The asset purchase agreement refers to the assets to be retained by USANA in the Transaction as the Retained Assets. The liabilities described in the asset purchase agreement to be retained by USANA in the Transaction are referred to as the Excluded Liabilities.

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

        This section describes the key provisions of the asset purchase agreement. This is only a summary and does not include all of the terms or conditions of the Transaction. You should refer to and review the full text of the asset purchase agreement attached as Annex A to this proxy statement for a more complete discussion of the terms and conditions of the Transaction.

Purchase and Sale

        USANA will sell and UAC will purchase the Acquired Assets. UAC will also accept assignment of the Assumed Liabilities. UAC will take final possession of the business at the closing and will be responsible for all expenses and other liabilities of the business from that date forward.

Payment of Purchase Price

        UAC will pay the purchase price for the Acquired Assets by:

  •
  Surrendering for redemption 4,786,282 shares of common stock at a price of $1.60 per share,

  •
  Issuing a promissory note in the principal amount of $5 million, and

  •
  Accepting assignment of and responsibility for the Assumed Liabilities totaling approximately $12 million.

Terms of Promissory Note

        The promissory note delivered by UAC as partial payment of the purchase price will be payable over five years from the date of closing, with monthly payments of principal and interest at 14% per annum. UAC may prepay the note, subject to giving USANA 180 days notice of prepayment in the first year and 90 days notice in the second year. Any prepayments of less than the entire outstanding principal amount of the note will be in amounts of at least $1,000,000.

        The obligations of UAC under the note will be secured by a second position on all of the assets acquired in the Transaction, with priority subordinate only to existing bank liens, and by all outstanding shares of UAC, which are held by Gull Holdings. The note and the security agreement provide that UAC will not increase its borrowings without the consent of USANA and that permitted borrowings (excluding amounts owing under the note) will not exceed $8 million the first year and $5 million thereafter. If UAC defaults on senior debt obligations or its obligations under the lease or any other agreement entered into in connection with the Transaction, that default will also be an event of default under the note and USANA may exercise its rights under the security agreement to accelerate the payment of all amounts owing under the note at the date of default and to otherwise pursue its remedies as a secured creditor.

Lease of Real Estate

        UAC will lease from us the premises located at 3838 W. Parkway Blvd., Salt Lake City, Utah, under a long-term lease agreement to be entered into at the closing of the Transaction. The lease will be structured as an operating lease, with a term that is to be the maximum duration allowed for an operating lease. The lease will include options to renew and to purchase. The purchase option will be exercisable by UAC at any time during the first 36 months of the lease term, with the purchase price to be determined by the fair market value of the real estate at the time of sale. Thereafter, for the remainder of the term, UAC will have a right of first refusal to purchase the real estate, at fair market value at the time of sale as determined by third party appraisal. Annual rental payments under the lease will be $1.32 million, payable in equal monthly installments, with annual increases based on the CPI. UAC will pay all insurance, utilities, taxes, and related expenses on the property.

Employees and Associates

        All of the current employees of USANA, except for two executive officers, will become employees of UAC at closing. UAC will assume all benefit and welfare plans, including the 401(k) savings plan, cafeteria plan, and the medical, dental, term life and disability insurance plans currently in effect at USANA.

        UAC also will assume USANA's rights and obligations in and to the entire network marketing distribution system, including all Associate agreements, Associate compensation obligations, and all preferred customer accounts. All Associate downlines and sales networks will remain in place as they exist at the date of closing. It is anticipated that there will be no interruption in the sales or payment cycles for Associates or in the delivery of product. Telephone numbers, Internet URLs, e-mail addresses and other contact information for the business will be assigned to UAC and will continue without change after the Transaction.

Indemnification

        The parties have agreed to indemnify each other for a period of one year from the date of closing of the Transaction for liabilities directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the indemnifying party under the asset purchase agreement. The indemnification obligations will not terminate at the end of the one-year period as to any item as to which an indemnified person has made a claim by delivering notice of the claim before the expiration of the indemnification period. For the purposes of the indemnification provisions of the asset purchase agreement, the representations and warranties of the parties in the agreement will survive the closing for a period of one year. No claim for indemnification can be made unless the amount of all claims for which a party seeks indemnification exceeds $50,000, and no claims for indemnification can be made against any party in amounts exceeding $5 million.

Representations and Warranties

        The Transaction is on an "as is" basis, meaning that some of the representations and warranties customarily provided by the seller and purchaser in transactions involving unrelated third parties are not contained in the asset purchase agreement, subject to the right of the parties to conduct reasonable due diligence before the date of the Special Meeting.

        We made limited representations and warranties to UAC in the asset purchase agreement and will renew them at the closing, including those relating to:

  •
  Corporate organization and similar corporate matters;

  •
  Authorization, execution, delivery, performance and enforceability of, and any required consents, approvals and authorizations relating to, the asset purchase agreement and the related agreements;

  •
  Absence of conflict with, violation or breach of, or default under the certificate of incorporation, bylaws and contracts and applicable laws in connection with the asset purchase agreement and the related agreements;

  •
  Absence of undisclosed liabilities and material adverse events that would prevent the consummation of the Transaction; and

  •
  Receipt of a fairness opinion.

        UAC and Gull Holdings made limited representations and warranties to us in the asset purchase agreement and will renew them at the closing, including those relating to:

  •
  Corporate organization and similar corporate matters;

  •
  Authorization, execution, delivery, performance and enforceability of, and any required consents, approvals and authorizations relating to, the asset purchase agreement and the related agreements;

  •
  Absence of conflict with, violation or breach of, or default under the certificate of incorporation, bylaws and contracts and applicable laws in connection with the asset purchase agreement and the related agreements; and

  •
  Absence of undisclosed liabilities and material adverse events that would prevent the consummation of the Transaction.

Pre-Closing Covenants

        The parties have agreed that during the period between the execution date of the asset purchase agreement and the closing of the Transaction:

  •
  They will promptly advise each other of any event that would render a representation or warranty untrue or any breach of a covenant or obligation under the asset purchase agreement;

  •
  They will advise each other of any material adverse change that might affect the Transaction or the party's ability to conclude the Transaction;

  •
  USANA will use its commercially reasonable best efforts to preserve the business relationships with its customers, Associates, suppliers, licensors, licensees, employees, consultants and others with whom it has business dealings in connection with the business;

  •
  USANA will conduct the business in the ordinary course of business consistent with its past practice, and will not take certain specified actions without the prior written consent of UAC;

  •
  USANA will file any applications, notifications or other filings for any necessary regulatory approvals required in connection with the consummation of the Transaction;

  •
  The parties will use their commercially reasonable best efforts to obtain all required consents, releases, and waivers necessary to perform their respective obligations under and to satisfy all conditions to closing contained in the asset purchase agreement;

  •
  USANA will allow UAC and its advisors and agents access at reasonable times to the files, books, records, technology, contracts, employees, contractors and officers of USANA for the purpose of completing their due diligence review of the business;

  •
  The parties will not use or disclose each other's confidential information except for the purposes relating to the asset purchase agreement;

  •
  USANA will call the Special Meeting for the purpose of obtaining shareholder approval of the Transaction;

  •
  Gull Holdings will vote and will use its best efforts to cause its affiliates to vote all shares of common stock that they own in favor of the Transaction and the amendment to the Articles of Incorporation to change the corporate name; and

  •
  USANA will not solicit any other offer or proposal from any other person concerning the sale of the business or similar transaction, except that the board of directors may consider a bona fide, unsolicited proposal concerning the sale of the business or similar transaction if the board of directors concludes that the other unsolicited acquisition proposal may constitute a superior offer or if the board of directors otherwise determines that its fiduciary duty to the shareholders requires it to consider the other unsolicited acquisition proposal.

The Special Meeting

        The Transaction is a sale of operating assets and liabilities. Some assets, primarily cash, real estate, and other personal property, will be retained by USANA and excluded from the Transaction. The Special Committee has determined that it will seek the approval of the shareholders before consummating the Transaction. USANA has agreed to take all necessary action to prepare this proxy statement, cause it to be mailed to the shareholders at the earliest practicable time following the execution date of the asset purchase agreement and to convene the Special Meeting seeking approval of the Transaction as promptly as practicable (including the filing and mailing of the proxy statement). Because the parent company of the purchaser, Gull Holdings, is the owner of approximately 49.5% of the issued and outstanding common stock of USANA, the proposed transaction presents an inherent conflict of interest for Gull Holdings' sole shareholder, Dr. Myron Wentz, who also serves as our Chairman, President and CEO. Therefore, in the interest of fairness, the Special Committee has established quorum and voting procedures for the Special Meeting, as follows.

        A quorum will be deemed present for all purposes at the Special Meeting if there are represented, either in person or by proxy, (1) a majority of the issued and outstanding shares of common stock at March 20, 2002 eligible to vote, and, (2) a majority of the shares of common stock held by "Disinterested Persons." The Special Committee has determined that Disinterested Persons for purposes of the Special Meeting are those shareholders of USANA other than Gull Holdings and its affiliates, as well as other shareholders as the Special Committee may reasonably determine. Before action may be taken at the Special Meeting, we must determine that a quorum is present following this procedure.

        The Special Committee has determined that we will proceed with the Transaction only if a quorum is present as determined under the procedure described above and the Transaction is approved by the affirmative vote of:

  •
  A majority of all issued and outstanding shares, and

  •
  A majority of all issued and outstanding shares held by Disinterested Persons, as reasonably determined by the Special Committee. The Special Committee, in its discretion, may accept the approval of less than a majority of the issued and outstanding shares held by Disinterested Persons, provided that at least 70% of the shares held by Disinterested Persons represented at the Special Meeting are voted in favor of the Transaction.

        The proposal to amend our Articles of Incorporation to change our corporate name to Innova Ventures, Inc. will be approved if we receive the affirmative vote of a majority of all shares actually voted at the meeting. We will only file the amendment to the Articles of Incorporation if the Transaction is also approved and consummated.

        There is no cumulative voting, each share counts as one vote. Shareholders are not entitled to dissenters' rights in this Transaction. Dissenters' rights allow shareholders to dissent from business combinations and other transactions and receive a fair cash payment for their shares. However, because our common stock trades on The Nasdaq Stock Market, shareholders will not have dissenters' rights in this Transaction. Shareholders may sell their shares in the market if they do not wish to continue to own common stock after the Transaction.

The Closing

        The closing of the Transaction is expected to occur approximately two business days following the satisfaction or waiver of all of the conditions to each party's obligations under the asset purchase agreement. The parties anticipate that the closing will occur on or about June 4, 2002.

Conditions to Closing

        The obligation of UAC to consummate the Transaction is subject to the satisfaction or waiver of the following conditions:

  •
  USANA shall have performed in all material respects all of its covenants and obligations in the asset purchase agreement;

  •
  The representations and warranties of USANA shall be true and correct in all material respects (except where the failure of a representation or warranty to be true and correct could not be expected to result in a material adverse effect, as defined in the asset purchase agreement);

  •
  There shall have been no material adverse change to the business of USANA since December 29, 2001;

  •
  There shall be no threatened, instituted or pending litigation concerning the ownership or operation by USANA of any material portion of the acquired assets or the business or seeking the divestiture by USANA of any of the acquired assets; and there shall be no other legal restraints by any governmental authority applicable to the acquired assets that could result in such consequences;

  •
  USANA shall have delivered all required consents;

  •
  USANA shall have executed and delivered assignments to UAC of all patents, trademarks, service marks, Internet domain names, URLs and registrations thereof included in the acquired assets;

  •
  All liens, other than permitted liens under the asset purchase agreement, on or pertaining to the acquired assets (other than liens constituting assumed liabilities) shall have been fully discharged or terminated;

  •
  UAC shall have obtained a commitment for financing in a minimum of $7 million for its ongoing operations following the closing;

  •
  UAC shall have obtained a legal opinion as described in the asset purchase agreement from counsel for USANA; and

  •
  USANA shall have delivered the acquired assets and delivered all other documents required to be delivered to UAC under the asset purchase agreement.

        The obligation of USANA to close the Transaction is subject to the satisfaction or waiver of the following conditions:

  •
  UAC shall have performed in all material respects all of its covenants and obligations in the asset purchase agreement;

  •
  The representations and warranties of UAC shall be true and correct in all material respects as of the closing date;

  •
  Financing shall have been approved and available at closing in the amount of at least $8 million, secured by real estate located at 3838 W. Parkway Blvd., Salt Lake City, Utah, which shall have appraised for at least $11.5 million;

  •
  UAC and USANA shall have entered into the lease covering the premises at 3838 W. Parkway Blvd., Salt Lake City, Utah;

  •
  UAC shall have delivered all required consents;

  •
  USANA shall have obtained a legal opinion as described in the asset purchase agreement from counsel for UAC; and

  •
  UAC shall have delivered the purchase price and all other documents to be delivered by it under the asset purchase agreement.

        The obligation of USANA and UAC to consummate the closing is subject to the satisfaction or waiver by both parties of the following conditions:

  •
  No provision of any applicable law or regulation and no judgment, injunction, order or decrees shall prohibit the consummation of the Transaction;

  •
  The Special Committee shall have received the fairness opinion;

  •
  There shall be no litigation against either party in connection with the Transaction or that would adversely affect the Transaction.

  •
  The parties shall have received all authorizations, consents and approvals of governmental agencies and third parties required to carry out the Transaction;

  •
  The retained real property shall have appraised at a minimum of $11.5 million and not more than $12.5 million;

  •
  There shall be no adverse material effect as defined in the asset purchase agreement; and

  •
  The shareholders shall have approved the Transaction (see p. 37, "Vote Required").

Covenant Against Competition

        For a period of three years following the Transaction, USANA will not:

  •
  Contact any of the Associates or preferred customers of UAC for the purpose of soliciting orders or establishing relationships for any business enterprise that competes with the acquired business anywhere in the world, and

  •
  Market through any network marketing systems or direct sales arrangements (including catalogue sales organizations), any nutritional, health or beauty aids, skin care products, weight management products or health foods, supplements or other products that compete with the products marketed by UAC.

Termination

        The parties may terminate the asset purchase agreement by mutual agreement. In addition, either party may terminate the asset purchase agreement if:

  •
  The closing has not occurred by 11:59 PM Mountain Daylight Time, on June 29, 2002, provided that a party whose failure to perform in any material respect any of its obligations or covenants under the asset purchase agreement results in the failure of any closing condition or if the failure of such condition results from a breach of a representation and warranty or covenant made under the asset purchase agreement, that party may not exercise this right to terminate; or

  •
  The other party has committed a material breach of its representations, warranties or covenants in any material respect and has not cured the breach within 15 business days following receipt of notice of termination given by the other party.

HOULIHAN FAIRNESS OPINION

        The Special Committee retained independent valuation advisor, Houlihan Valuation Advisors ("Houlihan"), to render an opinion as to the fairness of the consideration to be received by USANA in the Transaction.

        On March 16, 2002, Houlihan delivered its opinion to the Special Committee, which stated that based on matters described in the letter and as of that date, the consideration to be received by USANA in the Transaction is fair to the public shareholders of USANA from a financial point of view.

        This section of the proxy statement is only a summary of the opinion and the considerations of Houlihan in rendering the opinion. The complete text of the fairness opinion setting forth all the assumptions made, documents and information reviewed, procedures followed, matters considered and limitations on the review is attached as Annex B to this proxy statement. The opinion addresses only the fairness, from a financial point of view from the perspective of the public shareholders. It is not a recommendation as to how any shareholder should vote with respect to the Transaction. The summary description of the fairness opinion in this proxy statement does not include all of the information in the opinion or all of the information that Houlihan may have considered important in reaching its determination that the transaction is fair. You should read the entire fairness opinion.

The Houlihan Opinion and Analysis

        In conducting its investigation and analysis and in arriving at its fairness opinion, Houlihan reviewed information and took into account investment, financial and economic factors it deemed relevant and material under the circumstances. In addition, Houlihan conducted the following analytical procedures:

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  Met with our representatives at our administrative offices and conducted discussions regarding matters pertinent to the analysis;

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  Made inquiries to officers with senior responsibility for operations, financial condition, future prospects and projected operations and performance;

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  Inquired of management as to (1) its awareness of any events or conditions that might cause any of the assumptions set forth in the opinion to be incorrect, and (2) its awareness of any material change in our assets, financial condition or business outlook since September 29, 2001 (the last day of USANA's third fiscal quarter);

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  Undertook generally recognized financial analysis and valuation procedures to ascertain our financial condition as well as to estimate the fair value of the common stock on a minority interest basis; and

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  Performed such other analyses and reviewed and analyzed such other information as it deemed appropriate.

        Other than as set forth in its opinion letter, Houlihan did not review any additional information in preparing its fairness opinion that, independently, was deemed by Houlihan to be material to its analysis. The board of directors did not place any limitation upon Houlihan with respect to the procedures followed or factors considered by Houlihan in rendering its fairness opinion. In rendering its fairness opinion, Houlihan assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to Houlihan by, or on behalf of, USANA, and did not independently verify such information.

        Houlihan assumed, with the board of directors' consent, that:

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  All information was accurate and complete;

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  The management projections were reasonably prepared and based upon the best available estimates and good faith judgments of management at the time of preparation for the future performance of USANA; Houlihan did not assume any responsibility for the projections or the assumptions relating to them; and

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  There has been no material change to the assets, financial condition, results of operations, business or prospects since December 29, 2001, the date of the most recent financial statements. Houlihan did not undertake an independent appraisal of any of the assets or liabilities (contingent or otherwise) and no appraisals were provided to it.

        Houlihan's fairness opinion did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may come available, after the date of the opinion.

        Houlihan performed a variety of valuation, financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. Houlihan has advised us that it believes that its analyses must be considered as a whole, and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete view of the processes underlying the opinion. Moreover, the estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, these estimates are inherently subject to substantial uncertainties.

Summary of Houlihan Opinion

        The following is a summary of the analyses performed and factors considered by Houlihan. Houlihan cited the information contained in this summary, and other than information specifically provided by us to Houlihan, we have not undertaken to independently verify the accuracy of Houlihan's characterization or description of documents, studies, reports, or summaries referenced in its opinion.

Industry Trends

        Summary of Nutritional Supplement Industry Trends.    Houlihan estimates that the worldwide market for vitamins and nutritional supplements (excluding sports nutrition, food bars and diet products) was over $40 billion in 1999. Furthermore, Houlihan suggests that the vitamin and nutritional supplements market reached its present size due to a number of factors, including:

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  Interest in healthier lifestyles, living longer and living well,

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  The publication of research findings supporting the positive health effects of certain nutritional supplements, and

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  The aging of the Baby Boom generation combined with the tendency of consumers to purchase more nutritional supplements and natural foods as they age.

        According to Houlihan, the industry grew significantly during 1997 and 1998 due in part to widespread publicity surrounding herbs such as echinacea, garlic, ginseng, ginkgo, saw palmetto and St. John's Wort. Despite the growth of 1997 and 1998, however, Houlihan cites industry sources that indicate that the growth rate in the nutritional supplement industry slowed significantly from 1999 through 2000.

        According to Houlihan, the slowdown was partially due to a decline in sales at the retail level of St. John's Wort and other herbal products that were in greater demand in the first half of 1998, largely as a result of media attention, and to a more generalized industry-wide slowing of growth across most product categories.

        In addition, while public awareness of the positive effects of vitamins and nutritional supplements on health was heightened by widely publicized reports of scientific findings supporting those claims during 1997 and 1998, negative media attention focusing on questions of efficacy, safety and label claim content had a significant adverse impact on the supplement industry over the past two years.

        In Houlihan's opinion, the slowdown in growth in the nutritional supplement industry has also been caused by the lack of new "blockbuster" products and increasing competition, including intense private label expansion. Based upon these factors, traditional commodity vitamins, minerals and herbal products experienced flat to negative growth throughout the industry during 1999 and 2000.

        Houlihan suggests that there may be reasons to be cautiously optimistic about potential growth of the entire nutritional supplement industry due to the presence of those trends that led to significant industry growth in 1997 and 1998, including:

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  Favorable demographic trends towards older Americans, who are more likely to be health conscious as they experience middle age health issues,

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  Product introductions in response to new scientific research findings supporting the positive health effects of certain nutrients,

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  The nationwide trend toward preventive medicine in response to rising health care costs,

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  Increased consumer interest in alternative health and herb-related supplements, and

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  The heightened understanding and awareness of healthier lifestyles and a connection between diet and health.

        As the industry returns to favor, Houlihan believes a market consolidation trend may arise. However, Houlihan also notes that the nutritional supplement sector has been slower to consolidate, despite being a highly fragmented industry.

        Summary of Network Marketing Trends.    Houlihan refers to the Nutrition Business Journal, to report that non-retail or direct sales channels accounted for approximately 15% or $7.6 billion of the total $49.5 billion United States nutrition industry in 2000. The same report, according to Houlihan, indicates that the vast majority of natural and organic foods and functional foods are sold in retail stores and that one-third of supplements and nearly half of natural personal care products are sold outside traditional retail channels.

        According to Houlihan, the Direct Selling Association estimates that the supplements and natural personal care business account for almost 20% of the $25.4 billion U.S. direct selling industry comprised of a total sales force of 10.3 million Americans.

        Whereas growth of nutrition sales in retail channels has averaged approximately 8% per annum over the past two years, Houlihan notes that direct channels have varied considerably. In 2000, nutrition industry sales over the Internet increased 70% to $300 million, and practitioner sales grew 11% to surpass $1.2 billion. However, network marketing sales actually declined during the same period approximately 0.4%. Mail order sales grew 5% with flat sales in the catalog segment balancing strong growth in the direct response TV channel. Historically, the network marketing industry runs counter-cyclically to economic trends. Consequently, some industry analysts expected an upturn as a result of the U.S. economy entering a recession.

        According to Houlihan, perhaps the biggest challenge facing established network marketing companies comes from new network marketing ventures that offer compensation plans aimed at giving distributors a chance to earn substantial incomes and buy at wholesale prices with minimum investment. Many network-marketing companies require thousands of dollars of purchases or signing up large numbers of clients before giving distributors the chance to buy products at wholesale prices.

        Additionally, Houlihan reports that many large stores like Wal-Mart and price clubs are offering nutritional products at very competitive prices to which consumers are sensitive. These large discounters are taking the network-marketing claim of removing the middleman and passing the savings on to the customer to the next level.

Analysis of Historical Financial Position

        Houlihan reviewed and analyzed our historical and current financial condition, which included an assessment of recent financial statements, an analysis of revenue, growth and operating performance trends, an assessment of revenue mix, margin changes, and a review of industry market conditions and outlook.

        Financial Statement Review and Trend Analysis.    Houlihan analyzed financial results for the fiscal years 1998 through 2001, noting during this period, that:

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  Sales decreased from $126.3 million to $114.3 million, at an average rate of decline of 3.3%.

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  Cost of sales as a percentage of sales increased from 23.9% to 28.7%, averaging 26.1% for the four-year period. Gross margin declined during the period from 76.1% to 71.3%.

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  Operating expenses as a percent of total sales increased from 64.1% to 67.6% and averaged 67.1% for the four-year period. Operating income decreased both in absolute terms and as a percentage of total revenue. Operating income decreased during the period from $15.2 million to $4.2 million. As a percentage of total revenue, operating income decreased from 12.1% to 3.7%.

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  Net income declined from $9.5 million to $2.2 million. As a percent of total revenue, net income declined from 7.5% to 1.9% during the four-year period.

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  Return on total assets and return on equity declined during the period. Return on total assets declined from 23.8% to 6.2%. Return on equity decreased from 31.0% to 15.1%.

        Houlihan further observed that from 1998 to 2001, total debt to total assets and long-term debt to equity ratios increased and current and quick ratios declined. Total debt to total assets increased from 0.0% in 1998 to 34.2% in 2001. During the same period, the current and quick ratios decreased from 2.0 times and 0.4 times, respectively, in 1998 to 1.0 times and 0.2 times, respectively, in 2001.

Analysis of Recent Stock Performance

        Public Market for Common Stock.    The common stock is traded on The Nasdaq Stock Market. Recent trading records indicate that there has been a limited amount of trading activity of the common stock in the public market. For the 25 trading days before March 8, 2002, Houlihan calculated that the average daily trading volume was 0.07% of the total number of shares issued and outstanding. By comparison, the average daily trading volumes of a Houlihan-selected "Sample Group" of companies was approximately three times higher during the period. Houlihan also noted that USANA has not paid cash dividends on the common stock and management does not anticipate that dividends will be paid in the foreseeable future.

        Stock Performance Relative to Nasdaq Composite Average.    Houlihan reviewed and analyzed the daily closing per share market prices and trading volume for the common stock from November 2001 through March 2002. Houlihan also reviewed the daily closing per share market price of the common stock and compared the movement of those daily closing prices with the movement of the Nasdaq Composite Average over the period from March 2001 through March 2002. Houlihan noted that, on a relative basis, the common stock performed significantly below the Nasdaq Composite Average for most of the entire period.

        On November 5, 2001, the closing price of the common stock was $1.52. Subsequently, the share price has shown considerable volatility, declining to $1.21 per share on December 21 and December 27, 2001, then rising to $1.80 on March 5, 2002, dropping to $1.50 on March 7 and closing at $1.66 per share on March 15, 2002. Throughout the period, the daily trading volume remained light, with an average daily trading volume of 4,324 shares.

        Houlihan also analyzed the daily average of the high and low prices of USANA's common stock for the 25 trading days before March 18, 2002. Based on the data reported by Nasdaq, the average daily trading price of the daily high and low stock price for the common stock for this period was $1.64 per share, indicating a market capitalization on a minority interest basis of $15.9 million.

Comparison of Financial Performance with the Industry

        Houlihan compared USANA's record with the average experience of other vitamin and nutritional supplement companies. Houlihan included data for the following companies ("Sample Group") in its analysis: Herbalife International, Nature's Sunshine Products, NBTY, Nu Skin, Nutraceutical International and Perrigo Company. Although the activities of the companies in the group may not be totally consistent with ours, Houlihan considered the information representative of firms engaged in the same types of activities as USANA and also believed that the data provided a reasonable backdrop for a comparative analysis of USANA's performance.

        USANA is a significantly smaller company than the median of the Sample Group, with last twelve-month sales of $114.3 million compared to the median of $792.7 million for the Sample Group. USANA's revenue declined between 1999 and 2001 at an average compounded rate of 3.3% compared to median revenue growth for the Sample Group of 3.4% during the same period.

        Median net income for the Sample Group for the last twelve-month period was $36.1 million compared to USANA's net income for 2001 of $2.2 million. Net income decreased at an average annual compounded rate of 38.6% compared to average annual compounded decrease in earnings for the Sample Group of 5.2%. The median net margin for the Sample Group for the last twelve months of 5.4% compared to USANA's net margin of 1.9% in 2001.

        USANA's asset turnover ratios, which measure the efficiency with which the assets are utilized, were better than the Sample Group median, 3.2 times compared to the Sample Group median of 1.4 times.

        According to Houlihan, USANA's financial liquidity, as measured by the current ratio, was less than the median of the Sample Group (1.0 times compared to 2.1 times). USANA was also substantially more leveraged than the median of the Sample Group as measured by total debt to equity (83.3% compared to 15.0%).

        Houlihan noted that in its view a number of factors contributed to the lower multiples obtained by USANA. Those factors included declining sales and declining net income, financial risk as measured by the current ratio and total debt as a percent of equity.

Analysis of Market Multiples of Selected Comparable Public Companies

        Houlihan analyzed the average of the average high and low prices of the common stock for the 25 trading days before the announcement of the Transaction ($1.64 per share), and calculated the price-to-revenue multiple at approximately 0.14 times compared to the median of the Sample Group of 0.75 times. USANA's price-to-book ratio was also lower at 1.09 times compared to the Sample Group median of 2.10 times. Similarly, USANA's price-to-earnings ratio was significantly lower than the Sample Group median (7.1 times compared to 13.6 times). Houlihan noted several factors that contribute to these lower multiples compared to the Sample Group:

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  The recent decline in total sales,

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  The significant decline in net earnings and earnings per share,

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  The existence of a controlling shareholder, and

  •
  The relatively low average trading volume of the common stock.

        Houlihan noted that in applying the median multiples derived from the Sample Group (adjusted by Houlihan to reflect the differences between the Sample Group companies and USANA) to USANA's 2001 financial results indicated slightly higher values than the market currently places on the common stock. Applying the Sample Group derived price-to-revenue multiple to USANA's 2001 revenue yielded an indicated value on a minority interest basis of $17.5 million. Applying the Sample Group derived price-to-earnings multiple to USANA's 2001 earnings yielded an indicated value on a minority interest basis of $17.3 million, and applying the Sample Group derived price-to-book multiple to USANA's 2001 fiscal year end book value indicated a value on a minority interest basis of $17.6 million.

        Houlihan noted that before the Transaction, Gull Holdings owned less than 50% of the issued and outstanding shares of common stock and will acquire control of the operating assets of USANA in the Transaction. Applying a premium for control to the market derived value indications for USANA resulted in controlling interest value indications of $33.8 million based on the price-to-revenue multiple, $33.6 million based on the price-to-earnings multiple, and $34.2 million based on the price-to-book multiple.

Discounted Cash Flow Analysis—Projections Assuming Pre-Transaction Ownership

        Houlihan performed a discounted cash flow analysis based on projected earnings. The projections were prepared by management and assume the continuing operation of the business under pre-Transaction ownership.

        The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate plus the estimated value of the business at some future date. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Houlihan used estimates of projected financial performance for the fiscal years 2002 through 2004 prepared by management. Houlihan aggregated the present value of the projected net free cash flows through 2004 with the present value of the terminal value. The terminal value was computed based on projected net income in the calendar year 2005, to which a terminal capitalization rate was applied. Houlihan discounted these cash flows using a discount rate reflective of historical rates of return for publicly held common stock, risks inherent in the industry, and company specific risks. Houlihan noted that this analysis, which was based on projections prepared by management, indicated a value estimate of $26.3 million on a controlling interest basis.

Selected Comparable Sales Analysis

        Houlihan reviewed six merger and acquisition transactions occurring in 1999 and 2000 and noted that no transactions of comparable companies were found in 2001. The reviewed transactions all involved nutritional supplement and personal care companies considered by Houlihan to be reasonably comparable to USANA and for which information was publicly available: PDK Labs, Inc., Rexall Sundown, Inc., MET-Rx Nutrition, Inc., Bactolac Pharmaceutical, Inc., Enrich International, Inc., and Cell Tech. For each of the comparable transactions, Houlihan calculated, among other things, total transaction value as a multiple of sales, book value and earnings; analyzed premiums paid for acquisition of controlling interests over the market price of minority interests before the announcement of the sale of the subject company; and adjusted the indicated transaction multiples for company specific risks and for valuation on a minority interest basis.

        For the comparable transactions, multiples of transaction prices to revenue ranged from 0.4 times to 2.6 times with a median multiple of transaction price to revenue 1.2 times on a controlling interest basis. There was only one transaction with a multiple of transaction price-to-book value. That multiple was 0.7 times. Multiples of transaction price to earnings ranged from 9.5 times to 37.5 times with a median multiple of transaction price to earnings of 20.1 times on a controlling interest basis.

        The median multiples derived from this analysis were adjusted to reflect company specific risks (namely, the recent decline in revenue and significantly greater decline in earnings) and subsequently applied to USANA's most recent financial data to determine a range of implied equity values on a controlling interest basis. The analysis of comparable transactions yielded implied equity values ranging from a low of $7.1 million (price-to-book multiple) to a high of $43.4 million when applying the price-to-revenue multiple. Application of the price-to-earnings multiple resulted in an indicated value of the common stock of $33.1 million.

        Houlihan noted, however, that the reasons for and the circumstances surrounding the comparable transactions were specific to each transaction. Because of the inherent differences between the business, operations and prospects of USANA and the businesses, operations and prospects of the companies in the comparable transactions group, it was Houlihan's opinion that it was inappropriate to rely solely on the quantitative results of the analysis. In addition, no transactions of a comparable nature were reported for 2001. Houlihan recognized that market conditions changed significantly between 1999 and the Transaction date and that data derived from transactions occurring in 1999 and 2000 may not necessarily be applicable to current market conditions. Accordingly, Houlihan made qualitative judgments concerning differences between the characteristics of the comparable transactions and the Transaction that would affect the acquisition values of USANA and these acquired companies. Houlihan believed that USANA's declining sales and profitability warranted the application of significant discounts to comparable company multiples.

Discounted Cash Flow Analysis—Net Free Cash Flow of Surviving Public Company

        Management prepared projections for USANA following the Transaction. Houlihan analyzed the free cash flow available to the public shareholders post-Transaction. Based on these projections and Houlihan's assessment of the risk characteristics specific to USANA, the net present value of the net free cash flow was estimated to be in the range of $8.8 million on a minority interest basis.

Analysis of Transaction

        Management provided Houlihan with their analysis of the Transaction.

        Based on the structure provided to it, Houlihan estimated that the total value of consideration to be paid by Gull Holdings and UAC to USANA is approximately $25 million, computed as follows:

Houlihan's Transaction Analysis

Consideration	Value
Market value of redeemed shares	$7,658,000
Note	5,000,000
Assumed Liabilities	12,093,000

Estimated Value of UAC Consideration	$24,751,000

        Houlihan predicated the calculation upon the assertion by management that the fair market value of the real estate to be retained is approximately $12 million and that the total liabilities remaining with USANA at the conclusion of the Transaction will be approximately $8 million.

Relevant Market and Economic Factors

        Houlihan considered, among other factors, the condition of the U.S. stock markets, particularly as it relates to the nutritional supplement and personal care products industries, and the current level of economic activity.

        No company used in the analysis of selected publicly traded companies or any transaction used in the analysis of selected transactions summarized above is identical to USANA. Accordingly, these analyses must take into consideration differences in the financial and operating characteristics of the industry sample group, selected transactions and other factors that would affect the public trading value and acquisition value of these companies and industry groups.

Houlihan's Conclusion

        Based on all of these considerations, Houlihan advised the Special Committee of the board of directors that in its opinion the Transaction was fair to USANA.

Formation of Houlihan Valuation Advisors Opinion

        In arriving at its opinion as to the fairness of the Transaction to the public shareholders, Houlihan considered, among other things, the above analyses. The analyses indicated ranges of value for the on-going operations as USANA was configured before the Transaction. The analyses also considered the value of the surviving public company following the Transaction as well as the consideration to be paid by Gull Holdings and UAC to acquire the operating assets.

        We paid Houlihan a fee of $42,000 for rendering the opinion. In addition, we agreed to reimburse Houlihan for its reasonable out-of-pocket expenses incurred in connection with rendering the opinion. In addition, the parties to the Transaction have agreed to indemnify Houlihan and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisors.

        The Special Committee retained Houlihan based upon Houlihan's qualifications, reputation, experience and expertise. Houlihan, as a customary part of its business, is engaged in valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF MANAGEMENT OR DIRECTORS IN THE TRANSACTION

        UAC is a wholly owned subsidiary of Gull Holdings, which is 100% owned by Myron W. Wentz. Dr. Wentz is currently our President, CEO and Chairman. Dr. Wentz's son David is also a director and our Executive Vice President. After closing of the Transaction, the business we presently conduct will be owned entirely by UAC. Dr. Wentz and David Wentz will operate the acquired business through UAC and will be its executive officers and directors. At the time of closing, Dr. Wentz and David Wentz will resign as officers and directors of USANA to permit them to assume management of UAC. In addition, Dr. Denis Waitley will resign as a director at the time of closing.

        Gilbert A. Fuller, our current Chief Financial Officer and a Senior Vice President, and John B. McCandless, IV, our current Chief Operating Officer and a Senior Vice President will be named by the remaining members of the board of directors effective upon closing of the Transaction to serve as directors to fill the vacancies created by the resignations of Dr. Wentz and David Wentz. Mr. Fuller and Mr. McCandless will assume primary responsibility for the management of USANA after the Transaction. All other employees and officers of USANA are expected to become employees of UAC at the closing.

        Robert Anciaux, Jerry G. McClain and Ronald S. Poelman will continue to serve as members of the board of directors following the Transaction.

        Effective upon closing of the Transaction, our directors and executive officers will be as follows:

Name	Position
Gilbert A. Fuller	CEO and Director
John B. McCandless, IV	President and Director
Robert Anciaux	Director
Jerry G. McClain	Director
Ronald S. Poelman	Director

        Gilbert A. Fuller, 61, joined USANA in May 1996 as the Vice President of Finance. Mr. Fuller served in this role from May 1996 to June 1999, when he was appointed Senior Vice President. Mr. Fuller has been our Chief Financial Officer since October 1997. From January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and received a B.S. in Accounting and an M.B.A. from the University of Utah.

        John B. McCandless, IV, 54, joined USANA in October 1995 as the Director of Scientific Operations and served as Vice President of Operations from June 1996 to June 1999, when he was appointed Senior Vice President. Mr. McCandless has been our Chief Operating Officer since October 1997. From October 1995 to June 1996, he was the Director of Scientific Operations of USANA. From January 1994 to October 1995, he was a consultant with Apogee Strategic Services. From September 1987 to December 1993, Mr. McCandless was the President of Utah Biomedical Testing Laboratory, where he supervised that company's business of contract research and scientific testing. He also served in managerial positions in toxicology at both Atlantic Richfield Company and Biodynamics, Inc. Mr. McCandless received a B.A. in Zoology from the University of California, Santa Barbara, an M.S. in Pathology from the University of Utah, and M.A. and M.B.A. degrees from The Claremont Graduate School in California.

        Robert Anciaux, 56, has served as a director of USANA since July 1996. Since 1990 he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. From 1982 to 1990, Mr. Anciaux was self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies. In some of these privately held companies Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingénieur Commercial degree from Ecole de Commerce Solvay Université Libre de Bruxelles.

        Jerry G. McClain, 61, has served as a director of USANA since June 2001. Mr. McClain has been the Chief Financial Officer of Cerberian, Inc., a privately held company established in August 2000 and headquartered in Salt Lake City, Utah. From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assertive Solutions, Inc., a company he also co-founded. From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games. Before 1997, Mr. McClain served as a key financial advisor to many companies as a Senior Partner of Ernst & Young LLP, where for 35 years he served in several cities throughout the world. Mr. McClain is a CPA and a graduate from the University of Southern Mississippi and Oklahoma State University where he received a B.S. in accounting and an M.B.A. respectively.

        Ronald S. Poelman, 48, has served as a director of the Company since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate Finance Group. Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies over the past 20 years. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

OUR BUSINESS FOLLOWING THE TRANSACTION

        If the Transaction is approved and consummated, we will change our corporate name to Innova Ventures, Inc. Management and the board of directors of Innova will actively seek other operating businesses for Innova to acquire or invest in. We cannot estimate at this time what form these transactions might take and there can be no assurances that Innova will be able to negotiate and complete multiple transactions. Even if transactions are completed, there can be no assurances that the market price of Innova's common stock will improve after the closing. Even if Innova does not complete any transactions in the immediate future, we estimate that we will have positive cash flow. No efforts have been or will be made before the closing to implement our new business purpose.

        The rules and regulations of the Securities and Exchange Commission require us to provide shareholders with disclosure documentation in connection with proposed business combinations, including audited financial statements of a target business. Accordingly, any target business that is selected would be required to have audited financial statements or be audited in connection with the transaction. It is anticipated that Innova will not enter into a business combination or similar transaction with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income). Although management will endeavor to evaluate the risks inherent in a particular industry or target business, you cannot assume that they will properly ascertain or assess all risks.

        The role of Innova's management following a purchase or other transaction cannot be stated with any certainty. Although it will be management's intent to scrutinize closely the management of a prospective target business in connection with its evaluation of a business combination with a target business, there can be no assurance that the assessment of management will prove to be correct.

        The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. Any costs incurred in connection with the identification and evaluation of a prospective target business with which a business combination is not ultimately consummated could result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or for the resulting entity to utilize.

        As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of acquisitions and business combinations. We expect that Innova will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to Innova's tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to Innova, the target business, and their respective stockholders.

        We also expect that Innova may acquire one or more companies or businesses by purchasing the securities of the target company or business. However, we do not intend to engage primarily in trading or selling securities. Specifically, we expect that Innova will conduct its business so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and related regulations.

        Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). Innova intends to implement its business plan in a manner, which will result in the availability of this exception from the definition of an investment company. Consequently, Innova's acquisition of a company or business through the purchase and sale of investment securities will be limited. Although Innova intends to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that Innova may be classified as an inadvertent investment company.

        Innova will vigorously resist classification as an investment company, and endeavor to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one-time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.

        Innova will continue to be subject to the reporting requirements under the Exchange Act. Among other things, those requirements include the obligation, in the event significant acquisitions take place, to furnish information including audited financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective acquisition or merger partner under the laws of the state of organization of the prospective acquisition company. This may prove to be a deterrent to a particular combination.

SECURITIES EXCHANGE REPORTING AND NASDAQ STOCK MARKET LISTING

        Following the Transaction, we intend to maintain our status as a reporting company under the Securities Exchange Act of 1934, as well as the listing of the common stock with The Nasdaq Stock Market. The continuing listing requirements of The Nasdaq Stock Market System require that listed companies maintain minimum net equity of $10 million. We estimate that the net equity of the shareholders following the closing of the Transaction will be approximately $8.5 million, and will therefore fall below the minimum shareholders' equity requirement. However, we expect to continue to qualify until November 2002 under a transition rule that allows companies listed as of June 2001 to maintain their listing under the former standard of $4 million net tangible assets. If we are not successful in maintaining the listing on the The Nasdaq Stock Market, we nevertheless believe that we will qualify for listing on The Nasdaq SmallCap Market and therefore the common stock is expected to continue to be listed for trading on a public market. Although every reasonable effort will be made by management to maintain this listing after the Transaction, there is no assurance that we will be successful.

ACCOUNTING TREATMENT

        The Transaction will be treated as a disposition of a business and redemption of common stock under generally accepted accounting principles. Upon consummation of the Transaction, we will record the redemption of 4,786,282 shares of common stock from Gull Holdings, recognize a note receivable of $5 million, remove the net assets sold from the consolidated balance sheet, and record the gain or loss on the Transaction, net of Transaction and other related costs, including applicable state and federal income taxes, in our consolidated statements of earnings.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma data presented in the following unaudited pro forma financial statements are included to illustrate the effect of the Transaction on USANA's financial statements. USANA intends to sell substantially all of its assets and liabilities to UAC.

        The unaudited pro forma financial statements give effect to the Transaction as if it had occurred, for balance sheet purposes, on December 29, 2001 (the ending of fiscal 2001) and, for statement of earnings purposes, on December 31, 2000 (the beginning of fiscal 2001). The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of our financial position or results of operations had such events been consummated on the dates assumed and do not project our financial position or results of operations for any future date or period.

        The unaudited pro forma financial statements should be read in conjunction with our consolidated financial statements and related notes thereto appearing in our most recent Annual Report on Form 10-K.

[Remainder of this page is intentionally left blank.]

USANA HEALTH SCIENCES, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of December 29, 2001
(In thousands)

	Company as Reported	Disposition to UAC	Pro Forma Adjustments for Disposition		Pro Forma Company
ASSETS
Current assets
Cash and cash equivalents	$2,465	$—	$285	(1)	$2,750
Current portion of note receivable	—	—	743	(2)	743
Inventories	9,533	9,533	—		—
Other current assets	2,191	2,074	—		117

Total current assets	14,189	11,607	1,028		3,610
Property and equipment, net	19,489	9,187	—		10,302
Other assets
Note receivable, less current portion	—	—	4,257	(2)	4,257
Other	1,676	1,676	—		—

Total assets	$35,354	$22,470	$5,285		$18,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$2,000	$—	$(1,707	)(3)	$293
Other current liabilities	11,839	11,839	1,312	(4)	1,312

Total current liabilities	13,839	11,839	(395)		1,605
Non-current liabilities
Long-term taxes payable	—	—	332	(4)	332
Deferred tax	988	255	(694	)(5)	39
Long-term debt, less current maturities	6,000	—	1,707	(3)	7,707
Stockholders' equity
Common stock	2,369	—	(1,200	)(6)	1,169
Retained earnings	12,752	—	(5,435	)(6)	7,317
Accumulated other comprehensive loss	(594)	—	594	(6)	—

Total liabilities and stockholders' equity	$35,354	$12,094	$(5,091)		$18,169

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1)
UAC plans to borrow $535,000 to meet its obligation under the asset purchase agreement that requires USANA to have $3 million in cash at closing. In addition, amounts indicated reflect payment of approximately $250,000, or 50% of the estimated Transaction expenses. Under the asset purchase agreement the parties will split these expenses when the Transaction closes.

(2)
A portion of the consideration for the purchase of assets is a secured promissory note subordinated only to senior bank debt, in the principal amount of $5.0 million. Fully amortized payments of principal and interest will be made monthly for the five-year term note at an annual interest rate of 14%.

(3)
There will be a mortgage obtained from a financial institution on the real estate located at 3838 W. Parkway Blvd., Salt Lake City, Utah, that is retained by USANA. The mortgage will require monthly principal and interest payments for the 15-year amortization, five-year term note at an annual interest rate of 7.8%. The intent is for USANA to sell the real estate to UAC before the end of the five-year term in accordance with the Asset Purchase Agreement.

(4)
Represents federal and state income taxes payable related to the gain on sale of assets to UAC.

(5)
Represents the recognized deferred taxes on the assets sold.

(6)
Reflects the effect of the redemption of 4,786,282 shares of common stock of USANA at $1.60 per share, with a total value of approximately $7.7 million. Common stock and retained earnings were reduced by $1.2 million and $6.5 million, respectively, based upon a pro rata allocation of pre-Transaction balances. Additionally, retained earnings increased by $1.6 million as a result of the after-tax gain on the Transaction and was reduced by $594,000 relating to the retirement of items comprising the other comprehensive loss.

USANA HEALTH SCIENCES, INC.
UNAUDITED PRO FORMA STATEMENT OF EARNINGS
For the year ended December 29, 2001
(In thousands, except per share data)

	Company as Reported	Disposition to UAC	Pro Forma Adjustments for Disposition		Pro Forma Company
Net revenues	$114,280	$114,280	$2,034	(1)	$2,034
Cost of revenues	32,802	32,802	1,008	(2)	1,008

Gross profit	81,478	81,478	1,026		1,026
Operating expenses:
Associate incentives	43,912	43,912	—		—
Selling, general and administrative	32,286	31,667	12	(3)	631
Research and development	1,080	1,080	—		—

Total operating expenses	77,278	76,659	12		631

Earnings from operations	4,200	4,819	1,014		395
Other income (expense):
Interest income	134	134	—		—
Interest expense	(799)	(799)	—		—
Other, net	(27)	(27)	—		—

Total other income (expense)	(692)	(692)	—		—

Earnings before income taxes	3,508	4,127	1,014		395
Income taxes	1,309	1,538	375	(4)	146

Net earnings	$2,199	$2,589	$639		$249

Earnings per common share					$0.05

Weighted average common shares outstanding					4,878

NOTES TO UNAUDITED PRO FORMA STATEMENT OF EARNINGS

(1)
Represents lease income from the land, building, and land improvements to UAC of $1.3 million plus an estimated $714,000 of interest income on the secured promissory note in the principal amount of $5 million and on existing cash balances.

(2)
Represents depreciation expense of $394,000 and interest expense of $614,000 associated with the mortgaged land, building, and land improvements being leased to UAC. Interest expense was calculated on a rate of 7.8% on a mortgage, subject to commitment from a money-center bank.

(3)
Represents the estimated annual cost to rent new office space. All other expenses are based upon actual USANA expenses for 2001. Total estimated operating expenses are summarized as follows:

Salaries and benefits	$350,000
Rent	12,000
Professional services and regulatory expenses	200,000
Insurance	45,000
Other	24,000

Total operating expenses	$631,000

(4)
Income tax calculated at a rate of 37%.

FEDERAL INCOME TAX CONSEQUENCES

        The proposed sale of operating assets of USANA by itself will not produce any separate and independent federal income tax consequences to the shareholders of USANA.

        The proposed surrender by Gull Holdings of 4,786,282 shares of common stock will not produce any separate federal income tax consequences to Gull Holdings or USANA.

        The gain on the sale from the Transaction will be taxable to USANA. We will recognize gain or loss based on the difference between the amount of the purchase price allocated to the assets and our tax basis in the assets. For purposes of determining the amount realized with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Internal Revenue Code of 1986, as presently in effect. Our basis in the assets sold is less than the cost of the assets, as adjusted for certain temporary differences, such as depreciation, deferred profit on inter-company sales and asset and liability provisions. The determination of whether gain or loss is recognized will be made with respect to each of the assets included in the Transaction. Accordingly, we may recognize gain on the sale of some of the assets and a loss on the sale of others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. It is anticipated that our total tax liability in the Transaction will be approximately $1.6 million and that we will pay this tax from the cash remaining in USANA at closing.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Special Committee of the board of directors has determined that the Transaction is in the best interest of USANA. The Special Committee has unanimously approved the asset purchase agreement and unanimously recommends that you vote in favor of the Transaction.

VOTE REQUIRED

        The Special Committee has determined that the Transaction may constitute a sale of "all or substantially all" of our assets based on current interpretations of that term. The Special Committee has determined that we will proceed with the Transaction only if a quorum is present as determined by the Special Committee and the Transaction is approved by:

  •
  A majority of all issued and outstanding shares, and

  •
  A majority of all issued and outstanding shares held by Disinterested Persons, as reasonably determined by the Special Committee. The Special Committee, in its discretion, may accept the approval of less than a majority of the issued and outstanding shares held by Disinterested Persons, provided that at least 70% of the shares held by Disinterested Persons represented at the Special Meeting are voted in favor of the Transaction.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE PROPOSAL TO APPROVE THE TRANSACTION.

PROPOSAL #2

AMENDMENT OF OUR ARTICLES OF INCORPORATION
TO CHANGE OUR NAME TO "INNOVA VENTURES, INC."

General

        We agreed in the Transaction that we would change our name to not include the word "USANA" or "Health Sciences." On March 16, 2002, the Special Committee, determining it to be in the best interests of USANA and our shareholders to change our name to Innova Ventures, Inc. if the Transaction is consummated, authorized the preparation and filing of an amendment to the Articles of Incorporation, subject to the consummation of the Transaction. If you approve Proposal No. 2 and the Transaction is consummated, we will file the amendment to the Articles of Incorporation. The amendment to the Articles of Incorporation will effect a change of our name to Innova Ventures, Inc., the form of which is attached as Annex C to this proxy statement and incorporated herein by reference.

        Other than the name change, the remaining provisions of our Articles of Incorporation, as currently in effect, will not be changed as a result of the approval of the amendment to the Articles of Incorporation.

Vote Required

        Approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares of common stock voted at the Special Meeting.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO "INNOVA VENTURES, INC."

ANNUAL REPORT

        We have filed our Annual Report on Form 10-K for the year ended December 29, 2001. A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission is included with, but is not deemed a part of this proxy soliciting material. Our reports and other filings also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Special Committee of the Board of Directors,

Gilbert A. Fuller, Corporate Secretary

Salt Lake City, Utah
April 8, 2002

ANNEX A

         ASSET PURCHASE AGREEMENT
AMONG
USANA HEALTH SCIENCES, INC.
("Seller")
and
USANA ACQUISITION CORP.
("Buyer")
and
GULL HOLDINGS, LTD.
("Gull")

Dated March 21, 2002

ARTICLE I	Assets to be Acquired by Buyer and Retained by Seller
1.1	Assets to be Acquired by Buyer
1.2	Assets Being Retained by Seller
1.3	Nonassignable Rights
1.4	Books and Records
ARTICLE II	Consideration Payable for Acquired Assets
2.1	Consideration for the Acquired Assets
2.2	Allocation of Purchase Price
ARTICLE III	The Closing
3.1	Closing
3.2	Seller's Obligations at Closing
3.3	Obligations of Buyer and Gull at the Closing
ARTICLE IV	Conditions to Closing
4.1	Conditions To Each Party's Obligations
4.2	Conditions to the Obligations of Seller
4.3	Conditions to Obligations of Buyer and Gull
ARTICLE V	Covenants and Obligations of the Parties
5.1	Conduct of Business Pending the Closing
5.2	Notification of Changes by Seller
5.3	Notification of Changes by Buyer or Gull
5.4	Best Efforts to Satisfy Conditions
5.5	Seller Shareholder Approval
5.6	Change in Corporate Names
5.7	Lease of Retained Real Estate
5.8	Employees
5.9	Agreements Concerning Seller's Associates
5.10	Cooperation
5.11	Acquisition Proposals
5.12	Access to Information
5.13	Additional Actions
5.14	Further Assurances
5.15	Publicity
5.16	Confidentiality and Noncompetition
5.17	Expenses
5.18	Ownership of Gull Shares
5.19	Actions to Achieve Financial Arrangements
5.20	Payment to Seller to Offset Specified Excess Tax Obligations
ARTICLE VI	Representations and Warranties
6.1	Representations and Warranties of Seller
6.2	Representations and Warranties of Buyer and Gull
ARTICLE VII	Termination of Agreement
7.1	Termination
7.2	Effect of Termination
ARTICLE VIII	Indemnification
8.1	Indemnification
8.2	Indemnification Procedures
8.3	Cooperation of the Parties
8.4	Exclusive Remedy
8.5	Limitation and Termination of Indemnification Obligations
ARTICLE IX	Miscellaneous Provisions
9.1	Governing Law, Jurisdiction and Venue
9.2	Assignment; Binding Upon Successors and Assigns
9.3	Severability
9.4	Counterparts
9.5	Amendment and Waivers
9.6	Attorneys' Fees
9.7	Notices
9.8	Construction of Agreement
9.9	Further Assurances
9.10	Absence of Third Party Beneficiary Rights
9.11	Entire Agreement

List of Exhibits

Exhibit A	Defined Terms
Exhibit B	Listing of Acquired Assets
Exhibit C	Listing of Excluded Assets
Exhibit D	Description of Assumed Obligations and Liabilities
Exhibit E	Form of Buyer's Note
Exhibit F	Form of Security Agreement
Exhibit G	Form of Bill of Sale
Exhibit H	Form of Assignment and Assumption Agreement
Exhibit I	Continuing Employees of Seller
Exhibit J	Compensation Plan and Policies and Procedures Relating to USANA Associates

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into the 21st day of March, 2002 (the "Agreement Date"), by and among: USANA Health Sciences, Inc., a Utah corporation ("Seller"); USANA Acquisition Corp., a Utah corporation ("Buyer"); and Gull Holdings, Ltd., an Isle of Man corporation and the sole shareholder of Buyer ("Gull"). Seller, Buyer and Gull are sometimes referred to herein individually as a "Party" and collectively as the "Parties." For purposes of this Agreement, and unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in Exhibit A attached hereto.

Recitals

        A.    Seller owns and operates a business engaged in the development, production, procurement, manufacture and marketing of health, nutrition and beauty aids, supplements and other products, with the distribution of such products being carried out through a network marketing system of independent distributors (the "Business").

        B.    On March 16, 2002, Seller and Gull entered into a non-binding term sheet for the purchase of the Business by Gull or its designated subsidiary (the "Term Sheet"), subject to the execution of a definitive purchase agreement consistent with the terms and conditions contained in the Term Sheet. The Parties intend that this Agreement shall be the definitive agreement referenced in the Term Sheet.

        C.    On the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire substantially all of the operating assets of Seller, including all assets utilized in and required for the operation of the Business (the "Acquired Assets" as defined in Section 1.1 below), and in connection with such acquisition is willing to assume substantially all of the liabilities and contractual obligations relating to the Business and the Acquired Assets (the "Assumed Obligations and Liabilities" as defined in Section 2.1.1 below).

        D.    Seller is willing to sell the Acquired Assets to Buyer upon the terms and conditions and for the consideration set forth herein, and believes that its participation in the transactions contemplated by this Agreement are in the best interests of Seller and its shareholders.

        E.    The Parties desire to enter into this Agreement in order to set forth and establish their rights and obligations with respect to the transactions contemplated hereby.

Agreement

        NOW THEREFORE, intending to be legally bound, and in consideration of the above-recited premises and the mutual promises, covenants and conditions contained herein, the Parties hereto agree as follows:

Article I
Assets to be Acquired by Buyer and Retained by Seller

        1.1    Assets to be Acquired by Buyer.     Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3.1 below), Seller shall convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller's tangible and intangible assets and properties, rights, titles and interests of every kind owned, leased or licensed by Seller as of the date of the Closing, other than the Excluded Assets (as defined below), including all assets, rights and interests used in and required for the operation of the Business, and including without limitation the Cash Equivalents, Accounts Receivable, Assumed Benefit Plans, Credits, Securities (including shares and ownership interests of all Seller Subsidiaries), Inventories, FF&E, Intellectual Property, Permits, Assumed Claims, Assumed Agreements and Other Assets, all as defined and described in Exhibit B attached hereto (collectively, the "Acquired Assets").

        1.2    Assets Being Retained by Seller.     Notwithstanding any provision to the contrary contained in this Agreement, the Acquired Assets will not include, and Seller will retain all rights and interests in, and all obligations with respect to, the Retained Real Estate, Retained Cash, Retained Vehicles, Retained D&O Insurance Policy, Retained Agreement Rights and Excluded Software, all as defined and described in Exhibit C attached hereto (collectively, the "Excluded Assets"). The Excluded Assets will not be sold, conveyed, transferred, assigned or delivered to Buyer at the Closing.

        1.3    Nonassignable Rights.     Nothing herein shall be deemed to require the transfer of any assets which by their terms or operation of law cannot be transferred; provided, however, that Seller shall cooperate with Buyer to seek to obtain any necessary consents or approvals for the transfer of all Acquired Assets contemplated to be transferred pursuant to the terms of this Agreement. In the event that the transfer of any of the Acquired Assets is not consummated as of the Closing, Seller, as the Party retaining such Acquired Assets, shall hold such Acquired Assets in trust for the use and benefit of Buyer, and take such other action as may be reasonably requested by Buyer, in order to place Buyer, insofar as is reasonably possible, in the same position as would have existed had Seller's interests in such assets been transferred to Buyer as contemplated hereby. As and when any such Acquired Asset becomes transferable, such transfer shall be effectuated forthwith. The Parties agree that, as of the Closing, Buyer shall be deemed to have acquired Seller's entire rights, title and interests in and to all of the Acquired Assets, together with all powers and privileges incident thereto and all duties, obligations and responsibilities incident thereto, which Buyer is entitled to acquire or required to assume pursuant to the terms of this Agreement.

        1.4    Books and Records.     Seller shall retain its corporate books and records, shareholder records and ledgers, financial statements and tax records, and books and records relating to the Retained Real Estate. All other historical books and records of the Business, including the corporate books and records of all Seller Subsidiaries, records of distributors, customers and associates, and records of sales, compensation and customers (whether written or electronic or in other formats or media), as well as employment records of all employees except for those employees of Seller named on Exhibit I attached hereto who will remain as employees of Seller following the Closing (the "Continuing Employees"), shall be transferred to Buyer as part of the Acquired Assets, provided that Seller shall be entitled to retain a copy of such historical records. Following the Closing, each Party shall have the right to reasonable access to historical records of the other to the extent required to respond to tax audits or fulfill its other legal obligations.

Article II
Consideration Payable for Acquired Assets

        2.1    Consideration for the Acquired Assets.     The consideration payable for the Acquired Assets (the "Purchase Price") will consist of the assumption by Buyer of the Assumed Obligations and Liabilities, as well as the surrender and transfer to and redemption by Seller of outstanding shares of Seller's Common Stock held by Gull, and the issuance to Seller of Buyer's promissory note, all as more fully set forth below:

          2.1.1    Assumption of Obligations and Liabilities.    From and after the Closing, Buyer shall assume, become responsible for, and undertake to pay, defend, discharge and perform as and when due or required all debts, obligations and liabilities of Seller arising from or relating to the Business, including those items listed below (the "Assumed Obligations and Liabilities"), but excluding the Retained Liabilities (as defined in Exhibit D attached hereto), and subject to the other limitations and exceptions specifically provided for herein:

            (a)    Bank Debt.    Buyer will assume all obligations owed by Seller to Bank of America, N.A. ("Bank"), with respect to the revolving line of credit (but not the term loan) established pursuant to that certain Amended Credit Agreement dated March 26, 2001 (the "Credit Agreement"), up to a maximum amount of $7,000,000 (such assumed indebtedness being referred to herein as the "Assumed Bank Indebtedness").

            (b)    Legal Claims.    Buyer will assume all responsibility to defend and to indemnify Seller from, the Assumed Claims as described in Exhibit B, Schedule B.9 and Exhibit D attached hereto. Buyer will, from and after the Closing, have full authority and discretion regarding the handling and disposition of the Assumed Claims, provided that it shall be required to satisfy all obligations and liabilities resulting therefrom.

            (c)    Assumed Obligations and Agreements.    Buyer will assume all obligations of Seller under the Assumed Agreements referenced in Exhibits B and D attached hereto.

            (d)    Other Assumed Obligations.    Buyer will assume all accounts payable, tax liabilities (excluding net deferred tax liabilities on the books of Seller), contingent liabilities and other liabilities of Seller specifically identified on Exhibit D attached hereto.

          2.1.2    Redemption of Gull Shares.    At the Closing, Gull will sell, assign, transfer and surrender to Seller all 4,786,282 shares of Seller's Common Stock currently held by Gull (the "Gull Shares"), free and clear of all liens, claims and encumbrances. For purposes of this Agreement, the redemption price of the Gull Shares has been set at $1.60 per share. The average of the high and low sales prices of the Common Stock over the ten trading days preceding the public announcement of the transactions contemplated by this Agreement was $1.59 per share. Upon such transfer and redemption, the Gull Shares shall return to the status of authorized but unissued shares, so that the total number of shares of Seller's Common Stock outstanding immediately after the Closing will be reduced by 4,786,282, and the percentage equity interests of Seller's continuing shareholders will be proportionately increased. Seller shall have no right or obligation to redeem any other shares of Seller's Common Stock, if any, hereafter acquired by Buyer or Gull.

          2.1.3    Issuance of Buyer's Promissory Note.    At the Closing, Buyer will issue to Seller a promissory note in an original principal amount of $5,000,000 ("Buyer's Note"). Buyer's Note will be in the form attached hereto as Exhibit E, and will provide for payments and interest as set forth therein. Buyer's obligations under Buyer's Note will be secured by a pledge of the Acquired Assets and of Buyer's outstanding shares held by Gull, pursuant to the terms of a Loan and Security Agreement in the form attached hereto as Exhibit F (together with the exhibits attached thereto and forming a part thereof, the "Security Agreement"). Buyer will undertake certain obligations and covenants to Seller pending payment of Buyer's Note, pursuant to the terms of the Security Agreement.

        2.2    Allocation of Purchase Price.     The Purchase Price shall be valued and allocated among the Acquired Assets in accordance with Buyer's reasonable determination, consistent with the terms of this Agreement, and Buyer will provide Seller with the specified allocation prior to the Closing. All Parties agree to report the transactions contemplated hereby for U.S. federal tax purposes in a manner consistent with such allocation.

Article III
The Closing

        3.1    Closing.     Subject to termination of this Agreement as provided elsewhere herein, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Snell & Wilmer LLP, Gateway Tower West, 15 West South Temple, Suite 1200, Salt Lake City, Utah 84101, or at such other location as may be mutually agreed upon by the Parties, at 10:00 a.m., local time, upon the date of satisfaction or waiver of the last to be fulfilled of the conditions to the Closing as set forth in Article 4 hereof that by their terms are not to occur at the Closing, or on such later date as the Parties may mutually agree upon (the "Closing Date").

        3.2    Seller's Obligations at Closing.     At the Closing, Seller will deliver to Buyer the following:

          3.2.1    Bill of Sale.    An executed Assignment and Bill of Sale in the form attached hereto as Exhibit G (the "Bill of Sale"), conveying to Buyer legal title, and the respective rights, title and interests of Seller in and to the Acquired Assets, free and clear of all liens, claims, charges and encumbrances, except as otherwise provided in this Agreement.

          3.2.2    Possession of Acquired Assets.    Simultaneously with delivery of the Bill of Sale, Seller will take such steps as may be necessary to put Buyer in possession and operating control of the Acquired Assets and the Business.

          3.2.3    Consents, Assignments, Waivers.    Executed assignments of all Permits which are being transferred, releases of all liens, encumbrances and security interests in respect of the Acquired Assets that are to be obtained at or prior to the Closing, and all third-party and governmental consents required to effect, or obtained by Seller in connection with, the transfer of the Acquired Assets.

          3.2.4    Assignment and Assumption of Obligations and Liabilities.    An executed Assignment and Assumption of Obligations and Liabilities in the form attached hereto as Exhibit H (the "Assumption Agreement"), pursuant to which Seller will assign to Buyer, and Buyer will assume, the Assumed Obligations and Liabilities.

          3.2.5    Certificates Representing Interests in Seller Subsidiaries.    All certificates and other instruments representing outstanding shares or other ownership interests of the Seller Subsidiaries held by Seller or by any officer, director, employee or affiliate of Seller, duly endorsed for transfer or accompanied by duly executed stock powers, and including transfer stamps, signature guarantees or other documentation as required to effectively transfer title to all such Securities to Buyer.

          3.2.6    Assets of Seller Subsidiaries.    Physical possession of the assets of each of the Seller Subsidiaries, and an updated listing of the assets and liabilities of each of the Seller Subsidiaries, as of the Closing Date.

          3.2.7    Resignations of Officers and Directors of Seller Subsidiaries.    Resignations of all currently serving officers and directors of each of Seller's Subsidiaries, except those officers and directors which Buyer expressly approves to retain their positions.

          3.2.8    Intellectual Property Assignments.    Executed assignments of rights to Intellectual Property in a form acceptable to Buyer and its counsel.

          3.2.9    Lease.    An executed counterpart of the Lease (as defined in Section 5.7 below).

          3.2.10    Articles of Amendment.    An executed counterpart of Articles of Amendment (as defined in Section 4.3.2 below), providing for the change of Seller's corporate name, and evidence that the Articles of Amendment have been filed, or will be filed effective as of the Closing, with the Utah Department of Commerce, Division of Corporations and Commercial Code.

          3.2.11    Resolutions.    A copy of resolutions of the Special Committee of the Board of Directors and of the shareholders of Seller, certified by Seller's corporate secretary, approving this Agreement and the transactions contemplated hereby, and authorizing the execution, delivery and performance by Seller of this Agreement and the other documents referred to herein that are to be executed by Seller.

          3.2.12    Seller Certificate.    A certificate of Seller, executed by its Chief Operating Officer and Chief Financial Officer, certifying: (i) as to the accuracy of Seller's representations and warranties at and as of the Closing, as referenced in Section 4.3.1 below; (ii) that Seller has performed or complied with all of the covenants, agreements, terms and conditions to be performed or complied with by Seller at or prior to the Closing as provided herein, as referenced in Section 4.3.3 below; and (iii) no event or condition has occurred as would have a material adverse effect on the Business or the Acquired Assets, taken as a whole (a "Material Adverse Effect on the Business").

          3.2.13    Copies of Fairness Opinion and Appraisal.    A copy of the fairness opinion referenced in Section 4.1.3 below, and a copy of the appraisal of the Retained Real Estate as referenced in Section 4.1.6 below.

          3.2.14    Evidence of Bank Consent and Financing.    Evidence of the Bank's consent as referenced in Section 4.1.5 below, and evidence of Seller's receipt of satisfactory arrangements for financing as referenced in Section 4.2.4 below.

          3.2.15    Legal Opinion.    An executed opinion of Seller's legal counsel, satisfying the requirement of Section 4.3.6 below.

          3.2.16    Evidence of Removal of Liens.    Evidence that all liens and encumbrances on the Acquired Assets that are to be removed as of the Closing as provided in Section 4.3.4 below, are or will be timely removed.

          3.2.17    Other Items.    Such other certificates, documents, endorsements and instruments as: (i) may be necessary to vest in Buyer the respective rights, title and interests of Seller in and to the Acquired Assets, free and clear of all liens, claims, charges and encumbrances (except as otherwise provided in this Agreement); (ii) may be necessary to allow Buyer to assume and receive the benefit of all Assumed Agreements; or (iii) Buyer or its counsel may reasonably request, consistent with the terms of this Agreement.

        3.3    Obligations of Buyer and Gull at the Closing.     At the Closing, Buyer and Gull shall deliver to Seller the following:

          3.3.1    Certificates Representing Gull Shares.    Gull will deliver to Buyer all certificates representing the Gull Shares, duly endorsed for transfer, or accompanied by executed stock power, and including signature guarantees or other documentation as required to effectively transfer title to the Gull Shares to Buyer, free and clear of all liens, claims and encumbrances.

          3.3.2    Buyer's Note.    Buyer will deliver Buyer's Note and the Security Agreement to Seller as contemplated by Section 2.1.3 above.

          3.3.3    Assumption Agreement.    Buyer will deliver to Seller a counterpart of the Assumption Agreement executed by Buyer.

          3.3.4    Lease.    Buyer will deliver to Seller a counterpart of the Lease, executed by Buyer.

          3.3.5    Resignations.    Buyer will deliver to Seller resignations executed by the individuals referenced in Section 4.2.2 below, by which they resign their positions with Seller, effective as of the Closing.

          3.3.6    Resolutions.    Buyer will deliver to Seller copies of resolutions of the Board of Directors of Buyer and the governing body of Gull, authorizing the execution, delivery and performance of this Agreement, the Buyer's Note, the Security Agreement, the Lease and the other documents referred to herein to be executed by Buyer and Gull, and a copy of resolutions adopted by the governing body of Gull, authorizing the transfer of the Gull Shares to Seller as provided herein, with each set of resolutions certified by an officer of the entity to which it relates.

          3.3.7    Officer Certificates.    Each of Buyer and Gull will deliver to Seller a certificate executed by an executive officer of such entity, certifying: (i) as to the accuracy of such entity's representations and warranties at and as of the Closing, as referenced in Section 4.2.1 below; and (ii) that such entity has complied with all of the covenants, agreements and conditions to be performed or complied with at or prior to the Closing, as referenced in Section 4.2.3 below.

          3.3.8    Legal Opinion.    An executed opinion of Buyer's legal counsel, satisfying the requirement of Section 4.2.6 below.

          3.3.9    Other Items.    Buyer will deliver to Seller such other certificates, documents, endorsements and instruments as may be necessary or reasonably requested by Seller to document and establish the assumption by Buyer of the Assumed Obligations and Liabilities.

Article IV
Conditions to Closing

        4.1    Conditions To Each Party's Obligations.     The respective obligations of each Party to proceed with the Closing will be subject to the fulfillment (or waiver by the Parties) at or prior to the Closing Date of the following conditions:

          4.1.1    Seller Shareholder Vote.    The Seller Shareholder Vote (as defined in Section 5.5 below) shall have been obtained, and no shareholder of Seller shall have threatened or commenced any action to prevent or restrict transactions contemplated by this Agreement.

          4.1.2    No Restraints or Litigation.    No action, suit or proceeding instituted by any governmental entity will be pending and no statute, rule, regulation, order, decree, judgment or injunction will be in effect which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement. There shall be no lawsuits or proceedings pending or, to the best knowledge of any of the Parties, threatened, against any of them, nor shall any of the Parties have received any written or oral notice of any such action, suit, proceeding or investigation, which might materially restrict or adversely affect the operation of the Business or the transactions contemplated by this Agreement.

          4.1.3    Receipt of Fairness Opinion.    Seller's Board of Directors shall have received a written opinion from Houlihan Valuation Advisors in a form acceptable to the Parties to the effect that the transactions contemplated by this Agreement are fair to Seller and its shareholders from a financial point of view.

          4.1.4    Authorizations and Consents.    The Parties shall have received all authorizations, consents and approvals of governmental authorities and agencies required to carry out the transactions contemplated hereby.

          4.1.5    Consent of Bank to Transactions.    The Bank shall have consented to the transactions contemplated hereby, which would otherwise constitute a violation of Seller's obligations and covenants under the Credit Agreement.

          4.1.6    Appraisal of Retained Real Estate.    Seller shall have obtained from a reputable commercial real estate appraisal an appraisal of the Retained Real Estate, reflecting a fair market valuation of no less than $11,500,000 and no more than $12,500,000.

          4.1.7    Absence of Material Adverse Effect.    No event shall have occurred since the Agreement Date as would have a Material Adverse Effect on the Business.

          4.1.8    Requisite Mutual Consents Obtained.    The mutual consent of the Parties shall have been obtained with respect to all documents, actions, events and information requiring such mutual consent as provided in this Agreement.

        4.2    Conditions to the Obligations of Seller.     The obligation of Seller to proceed with the Closing is subject to the satisfaction at or prior to the Closing of the following conditions (any or all of which may be waived by Seller):

          4.2.1    Representations and Warranties of Buyer and Gull.    The representations and warranties of Buyer and Gull as set forth in Section 6.2 below shall be true and accurate in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing Date, and Seller shall have received certificates to such effect executed by officers of Buyer and Gull.

          4.2.2    Submission of Resignations.    Dr. Myron Wentz, David Wentz and Dr. Denis Waitley will have resigned their positions as executive officers and directors of Seller, effective as of the Closing.

          4.2.3    Performance of Covenants by Buyer and Gull.    Each of Buyer and Gull shall have performed and complied in all material respects with all of their covenants contained in this Agreement required to be performed by it at or prior to the Closing, and Seller will have received certificates to such effect signed by officers of Buyer and Gull.

          4.2.4    Financing Arrangements.    Seller shall have obtained a commitment from a bank or other financial institution to provide a minimum of $8,000,000 in debt financing to Seller, secured by the Retained Real Estate, on terms reasonably acceptable to Seller, to permit Seller to fulfill its obligations hereunder, service its continuing indebtedness, meet its retained obligations and pursue new business opportunities. The terms of the financing commitment provided to Buyer as referenced in Section 4.3.4 below shall be reasonably acceptable to Seller, in light of the security interests to be held by Seller pursuant to the terms of the Security Agreement.

          4.2.5    Receipt of Necessary Third-Party Consents.    All consents required of third parties for the transfer of the Acquired Assets and Assumed Obligations and Liabilities shall have been received, and Seller shall have received evidence of such consents reasonably satisfactory to it.

          4.2.6    Legal Opinion.    Seller shall have received from the firm of Snell & Wilmer LLP an opinion in form and substance reasonably satisfactory to Seller, addressing matters related to Buyer as is customary for transactions of the type contemplated by this Agreement.

          4.2.7    Approval of Actions and Documents.    All actions to be taken by Buyer and Gull in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

        4.3    Conditions to Obligations of Buyer and Gull.     The obligations of Buyer and Gull to proceed with their obligations at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by Buyer and Gull:

          4.3.1    Representations and Warranties of Seller.    The representations and warranties of Seller as set forth in Section 6.1 below shall be true and accurate in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing Date, and Buyer and Gull shall have received a certificate to such effect executed by an officer of Seller.

          4.3.2    Amendment of Seller's Articles of Incorporation.    Seller shall have taken action to adopt, execute and file with the Utah Department of Commerce, Division of Corporations and Commercial Code, Articles of Amendment to Seller's Articles of Incorporation (the "Articles of Amendment") to change Seller's corporate name to Innova Ventures, Inc., or another name that does not include the words "USANA" or "Health Sciences" or any other mark or trade name sold to Buyer.

          4.3.3    Performance of Seller Covenants.    Seller shall have performed and complied in all material respects with all of its covenants contained in this Agreement required to be performed by it at or prior to the Closing, and Buyer and Gull shall have received a certificate to such effect signed by an officer of Seller.

          4.3.4    Arrangement for Buyer Financing; Removal of Liens.    Buyer shall have obtained a commitment from a bank or other financial institution to provide a minimum of $7,000,000 in debt financing to Buyer, on terms reasonably acceptable to Buyer and secured by the Acquired Assets, to permit Buyer to carry out the Business and perform the obligations and satisfy the liabilities reflected in the Assumed Obligations and Liabilities. Furthermore, Bank shall have agreed to Buyer's assumption of Assumed Bank Indebtedness, or else the financing otherwise received by Buyer shall be sufficient to enable Buyer to retire the Assumed Bank Indebtedness. Bank shall have removed or agreed to remove, as of the Closing, all liens and encumbrances placed on the Acquired Assets with respect to indebtedness of Seller in addition to or in excess of the Assumed Bank Indebtedness. All other liens on Acquired Assets shall have been removed, except for liens relating to Assumed Obligations and Liabilities.

          4.3.5    Limitation on Assumed Bank Indebtedness.    Buyer shall not be required to proceed with the Closing if it determines that the Assumed Bank Indebtedness exceeds $7,000,000, or if Buyer determines that the total of all Assumed Obligations and Liabilities would exceed $13,000,000.

          4.3.6    Legal Opinion.    Buyer and Gull shall have received from the firm of Durham Jones & Pinegar an opinion in form and substance reasonably satisfactory to Buyer and Gull, addressing matters related to Seller as is customary for transactions of the type contemplated by this Agreement.

          4.3.7    Receipt of Necessary Third-Party Consents.    All consents required of third parties for the transfer of the Acquired Assets and Assumed Obligations and Liabilities shall have been received, and Buyer shall have received evidence of such consents reasonably satisfactory to it.

          4.3.8    Satisfactory Completion of Due Diligence.    Buyer shall have completed to its satisfaction and at its sole expense, by April 30, 2002, its due diligence investigation of all matters with respect to the Business, the Acquired Assets and the Assumed Obligations and Liabilities, and any issues arising in the course of such investigation shall have been resolved to the satisfaction of Buyer, it being understood that Buyer is to notify Seller in writing by May 1, 2002 if any issues arising in the course of Buyer's due diligence investigation have not been satisfactorily resolved.

          4.3.9    Approval of Actions and Documents.    All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Article V
Covenants and Obligations of the Parties

        5.1    Conduct of Business Pending the Closing.     From the Agreement Date and until the Closing Date or earlier termination of this Agreement, Seller will continue to conduct the Business as currently conducted. It is acknowledged that all current executive officers and directors of Seller will continue in their positions as executive officers and directors of Seller during such period. During such period, Seller will conduct the Business in accordance with the following requirements.

          5.1.1    No Transactions Outside Ordinary Course.    Seller will not engage in any practice, or take any action or enter into any transaction outside the ordinary course of business, without the prior written consent of the other Parties.

          5.1.2    Maintain Current Relationships.    Seller will use its best efforts to maintain its Business, licenses and operations, and relationships with its employees, distributors, associates, suppliers, licensors, licensees and customers in accordance with past custom and practice.

          5.1.3    Limitations on Certain Transactions.    Seller will not, without the prior written consent of the other Parties:

            (a)  enter into any transaction with affiliated persons or entities (other than those transactions involving the Parties contemplated by this Agreement);

            (b)  incur any debt other than in the ordinary course of business and in amounts consistent with past practices and budgets approved by Seller's Board of Directors;

            (c)  make any loans or pay any dividends or make any distributions;

            (d)  increase the compensation, incentive arrangements or other benefits of any employee or director other than, with respect to non-officer employees, in the ordinary course of business consistent with past practices, and other than the grant of options relating to the purchase of shares of Seller's Common Stock, which are granted in accordance with Seller's normal practices;

            (e)  change the Compensation Plan or Policies and Procedures applicable to agreements with its distributor network;

            (f)    encumber or permit to be encumbered any of its assets, except for existing liens and encumbrances;

            (g)  sell, transfer or dispose of any of its assets other than sales of inventory in the ordinary course of Seller's business, consistent with Seller's past practice;

            (h)  enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible, except in the ordinary course of Seller's business, consistent with past practice;

            (i)    declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to any Seller shareholder or securityholder, or make any other cash payment to any shareholder or securityholders of Seller that is unusual, extraordinary, or not made in the ordinary course of Seller's business consistent with its past practice (other than pursuant to arrangements with terminated employees in the ordinary course of business);

            (j)    dispose of any shares or other securities of any of the Seller Subsidiaries, or issue any additional shares or other securities of any Seller Security to any party other than Seller.

            (k)  amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of Seller's business, consistent with its past practice, and which are not material in amount or effect;

            (l)    license any of its technology or Intellectual Property except in the ordinary course of its business consistent with past practice in connection with routine sales of products from inventory;

            (m)  change any insurance coverage or issue any certificates of insurance, apart from renewals of existing insurance coverage in the ordinary course;

            (n)  make material capital expenditures inconsistent with budgets that have been approved by Seller's Board of Directors prior to the Agreement Date, without the prior written consent of David Wentz, Seller's Executive Vice President;

            (o)  amend any employee benefit plan maintained for the benefit of the Company's employees; or

            (p)  agree to do any of the things described in the preceding clauses 5.1.3(a) through 5.1.3(o).

        5.2    Notification of Changes by Seller.     Seller will promptly advise Buyer and Gull in writing of any of the following occurring subsequent to the Agreement Date and prior to the Closing Date or earlier termination of this Agreement:

          5.2.1    Breach of Representations and Warranties.    Any event that would render any representation or warranty of Seller contained in Section 6.1 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          5.2.2    Violation of Covenants Regarding Conduct of Business.    Any event contrary to the requirements of Section 5.1 above, or the other covenants made by Seller in Article V of this Agreement.

          5.2.3    Governmental and Third Party Actions.    Any governmental or third party complaints, investigations, litigation or hearings (or communications indicating that any may be contemplated) relating to the Business or the Acquired Assets or Assumed Obligations and Liabilities.

          5.2.4    Material Deterioration of Relationships.    Any material deterioration in Seller's relationship with any customers, suppliers, distributors, associates or key employees.

          5.2.5    Breach of Agreements.    Any breach by Seller of any agreement, covenant or warranty hereunder, or of any material contract or agreement to which Seller is a party.

          5.2.6    Material Adverse Effects.    Any condition or event which would have a Material Adverse Effect on the Business.

        5.3    Notification of Changes by Buyer or Gull.     Buyer and Gull will promptly advise Seller in writing of any of the following occurring subsequent to the Agreement Date and prior to the Closing Date or earlier termination of this Agreement:

          5.3.1    Breach of Representations and Warranties.    Any event that would render any representation or warranty of Buyer or Gull contained in Section 6.2 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          5.3.2    Violation of Covenants.    Any event contrary to the covenants made by Buyer and Gull in Article V of this Agreement.

          5.3.3    Material Adverse Effects.    Any condition or event which would have a material adverse effect on, or prevent Buyer or Gull or either of them from performing its obligations under, this Agreement or any other agreement hereunder to which it is a Party.

        5.4    Best Efforts to Satisfy Conditions.     Each Party hereto will use its reasonable best efforts to satisfy, or to cause the satisfaction, of those conditions to the Closing which are within its control, or which it can reasonably influence.

        5.5    Seller Shareholder Approval.     Seller will call a meeting of the Seller's shareholders (the "Seller Shareholder Meeting"), to be held on or about May 23, 2002, to submit this Agreement and the transactions contemplated hereby for the consideration and approval of the Seller's shareholders. Gull will vote, and will use its best efforts to cause its affiliates to vote, all shares of Seller's Common Stock owned by them in favor of the transactions and the corporate name change as submitted for approval at the Seller Shareholder Meeting. Seller will use its reasonable best efforts to secure the approval of this Agreement and the transactions contemplated hereby by the vote of its shareholders as provided in this Section 5.4. For purposes of the Seller Shareholder Meeting, a quorum will be deemed to be present and the meeting may proceed and a vote of the shareholders taken if there are represented in person or by proxy at the meeting both (i) a majority of the issued and outstanding shares of Seller eligible to vote at the meeting, and (ii) a majority of the shares of Seller eligible to vote at the meeting that are held by "Disinterested Persons" (which shall mean shareholders other than Gull and its affiliates and such other shareholders as reasonably determined by the Special Committee of Seller's Board of Directors). If a quorum is present as described above, the approval of this Agreement and the transactions contemplated hereby will be effective upon receipt of the affirmative vote of both (i) a majority of the issued and outstanding shares of Sellers' Common Stock, and (ii) a majority of all shares held by Disinterested Persons, provided, however, that in its discretion, the Special Committee may accept the vote of less than a majority of all shares held by Disinterested Persons, but in no event will such lesser amount be fewer than 70% of the shares held by Disinterested Persons present and voted at the meeting, in person or by proxy. Such specified vote approving this Agreement and the contemplated transactions is referred to herein as the "Seller Shareholder Vote." The proxy statement relating to the Seller Shareholder Meeting will include a statement to the effect that a special committee of Seller's Board of Directors has recommended that Seller's shareholders approve this Agreement and the transactions contemplated hereby. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. Subject to the fiduciary obligations of Seller's directors, Seller's Board of Directors will not take any action to revoke, modify, invalidate or withdraw the Seller Shareholder Vote.

        5.6    Change in Corporate Names.     At the time of the Closing, Seller will change its corporate name through the filing of the Articles of Amendment, as referenced in Section 4.3.2 above. The Parties understand and acknowledge that promptly thereafter, Buyer intends to change its corporate name to USANA Health Sciences, Inc., through an amendment of its Articles of Incorporation. Seller agrees to cooperate with Buyer in such action.

        5.7    Lease of Retained Real Estate.     At the Closing, Seller and Buyer will execute a Lease Agreement in a form to be mutually agreed upon, providing for Seller's lease of the Retained Real Estate to Buyer (the "Lease). The duration of the Lease is to be the maximum duration allowed for an "operating lease" and will include options to renew and to purchase. The purchase option will be exercisable by Buyer at any time during the first 36 months of the Lease term, with the purchase price to be fair market value at the time of sale. Thereafter, for the remainder of the term, Buyer will have a right of first refusal to purchase the Retained Real Estate, at fair market value at the time of sale as determined by third party appraisal. Annual rental payments under the Lease will be $1.32 million, payable in equal monthly installments, with annual increases based on the CPI.

        5.8    Employees.     Promptly after the Closing, Buyer shall extend to all employees of Seller except those identified in Exhibit I attached hereto offers of employment with Buyer, for the compensation and upon the terms and conditions that are equal to the compensation, terms and conditions of their current employment, as employees of Seller (but without a requirement to grant any stock options or other equity incentives). Buyer will be responsible for any pension, severance and/or other benefits or payments, including accrued vacation and sick leave and pay, and other compensation, benefits and perquisites, incurred in connection with any terminations of such employees by Seller prior to or in connection with the Closing. It is acknowledged that all employees of Seller, including those that will become employees of Buyer on or after the Closing Date, are "at will" employees. Buyer agrees that all employees of Seller hired by Buyer at the time of the Closing will be grandfathered for seniority purposes in Buyer's compensation and benefit plans and will be given service credit under all Buyer benefit plans for services rendered to Seller. Subject to the Buyer's right to amend or terminate the Assumed Benefit Plans, Buyer will assume and pay all salary, vacation, benefits provided pursuant to the Assumed Benefit Plans, severance and other compensation which become payable with respect to those employees which become employees of Buyer upon the Closing. The Parties are aware of no severance arrangements or obligations as of the Agreement Date, and none will be implemented prior to the Closing without the approval of all Parties. Seller will cooperate with Buyer with respect to the employment arrangements set forth above.

        5.9    Agreements Concerning Seller's Associates.

          5.9.1    Definitions.

            (a)  "USANA Associates" means any persons registered as "Associates" in Seller's network marketing distribution system and therefore authorized by Seller (i) to purchase Seller's products at wholesale prices for personal consumption or for resale to the public, (ii) to sponsor or enroll additional USANA Associates as part of his, her or its Downline (as defined below) or (iii) to participate in USANA's network marketing compensation plan, including without limitation, the right to receive override commissions on sales or purchases made by his, her or its Downline, as described in Seller's Compensation Plan and Policies and Procedures (as defined below).

            (b)  "Downline" means, with respect to a particular USANA Associate, all USANA Associates sponsored or enrolled with Seller directly by the particular USANA Associate, and all USANA Associates sponsored or enrolled with Seller by any USANA Associate below, or subsequent to, the particular USANA Associate.

            (c)  "Compensation Plan" and "Policies and Procedures" shall mean the Seller's Compensation Plan and Policies and Procedures as currently in effect, copies of which are attached hereto as Exhibit J, and which apply to, and are referenced in, the agreements between Seller and the USANA Associates. The Compensation Plan and Policies and Procedures are subject to adjustment and modification from time to time by Seller, and from and after the Closing will be subject to adjustment and modification by Buyer, in its discretion.

          5.9.2    Assignment and Assumption.    The Parties acknowledge that distributorships in Seller's distribution network are evidenced by contract and by electronic records, and that the form of Seller's Distributor Application and Agreement does not expressly provide for or prohibit the assignment of such agreements by Seller. Accordingly, at the Closing Seller will assign, transfer, convey and contribute to Buyer its right, title and interest in and to all distributorships in Seller's distribution network to the maximum extent assignable, and Buyer shall acquire and accept from Seller the distributorships so assigned, and will assume the obligations of Seller with respect to the USANA Associates arising under the applicable agreements and the Compensation Plan and Policies and Procedures. In the event any such assignment and assumption would be invalid or would be a breach of the pertinent distributorship agreement, such agreement shall be held by Seller for the benefit of Buyer, and Buyer will act as agent therefor in order to obtain the practical equivalent of the assignment and assumption of such agreement, and Buyer shall perform and pay any obligations of Seller under such agreement (including but not limited to obligations to supply products and pay commissions), and Buyer agrees to defend, indemnify, release and hold Seller harmless for, from and against any obligations or liabilities arising under such agreement, except those occurring before the Closing.

          5.9.3    Rights and Obligations After the Closing.    From and after the Closing, USANA Associates will participate in, and will constitute, Buyer's distribution network for the products marketed by Buyer through the acquired Business, and Buyer will perform and observe all obligations owed to the USANA Associates, including obligations arising under the applicable agreements and Compensation Plan and Policies and Procedures. Seller's distributor agreements provide for annual renewals. It shall be Buyer's responsibility to arrange for such renewals. Notwithstanding the forgoing, the Parties acknowledge and agree that Buyer shall be solely responsible for the administration of the distributorships and the management of the relationship with the USANA Associates from and after the Closing, and for payment of compensation owing with respect to product sales effected thereafter. Buyer further agrees to defend, indemnify, release and hold Seller harmless for, from and against any obligations or liabilities arising under such agreements with the USANA Associates after the Closing.

          5.9.4    Representations and Warranties Regarding Distribution Network.    Seller represents and warrants to Buyer that it has the corporate power and authority to enter into the above-referenced agreements with USANA Associates.

        5.10    Cooperation.     Subject to compliance with applicable law, from the Agreement Date until the Closing Date, each of the Parties hereto will confer on a regular and frequent basis with one or more representatives of the other Parties to report operational matters of materiality and the general status of ongoing operations.

        5.11    Acquisition Proposals.     From the Agreement Date until the termination hereof, Seller and the Seller Subsidiaries will not, and will cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Seller Acquisition Proposal (as hereinafter defined) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Seller or the Seller Subsidiaries, respectively, or afford access to their respective properties, books or records to any person that may be considering making, or has made, a Seller Acquisition Proposal. Nothing contained in this Section 5.11 will prohibit Seller and its Board of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (ii) furnishing information, including without limitation nonpublic information to, or entering into negotiations with, any person or entity that has indicated its willingness to make an unsolicited bona fide proposal to acquire Seller pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) such unsolicited bona fide proposal relating to a Seller Acquisition Proposal is made by a third party that the Board of Directors of Seller determines in good faith has the good faith intent to proceed with negotiations to consider, and financial capability to consummate, such Seller Acquisition Proposal, (B) the Board of Directors of Seller, after duly considering the written advice of outside legal counsel to Seller, determines in good faith that response to the Seller Acquisition Proposal is required for the Board of Directors of Seller to comply with its fiduciary duties to shareholders imposed by applicable law, (C) contemporaneously with furnishing such information to, or entering into discussions or negotiations with, such person or entity Seller provides written notice to Buyer and Gull to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (D) Seller uses all reasonable efforts to keep Buyer and Gull informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the person or entity with whom such negotiations or discussions are being held) and provides Buyer and Gull with copies of such written proposals and any amendments or revisions thereto or correspondence related thereto; provided, that each of Buyer and Gull agrees to execute a confidentiality agreement, in form reasonably acceptable to it, with respect to any such information delivered to them pursuant to this clause (D), which confidentiality agreement shall be subject to such parties' disclosure obligations arising under applicable law. The term "Seller Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination directly or indirectly involving Seller or any Seller Subsidiary or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, any such party, other than the transactions contemplated by this Agreement.

        5.12    Access to Information.     Seller will allow the other Parties and their agents reasonable access to the files, books, records, technology and offices of Seller including, without limitation, any and all information relating to the Acquired Assets, the Assumed Obligations and Liabilities and the Business. Seller will cause its accountants to cooperate with the other Parties and their agents in making available all financial information reasonably requested by them. Buyer and Gull shall have the right to inspect at all reasonable times during business hours all of the Acquired Assets.

        5.13    Additional Actions.     Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any impediments or delays, to consummate and make effective the transactions contemplated by this Agreement, subject, however, to the Seller Shareholder Vote.

        5.14    Further Assurances.     Each Party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary for the consummation of the transactions contemplated by this Agreement. The Parties agree to take such further action to deliver or cause to be delivered to each other at the Closing and at such other times thereafter as is reasonably agreed by such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and agreements and transactions contemplated hereby and thereby. The Parties will afford each other access to all information, documents, records and personnel who may be necessary for any Party to comply with laws or regulations (including without limitation the filing and payment of taxes and handling tax audits), to fulfill its obligations with respect to indemnification hereunder or to defend itself against suits or claims of others.

        5.15    Publicity.     None of the Parties will issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the prior consultation of the other Parties hereto, except as may be required by law or by any listing agreement with a national securities exchange, and each will use reasonable efforts to provide copies of such release or other announcement to the other Parties hereto, and give due consideration to such comments as such other Party may have, prior to such release.

        5.16    Confidentiality and Noncompetition

          5.16.1    Seller Duty to Maintain Confidentiality.    Seller has confidential and proprietary information relating to the Business, including information described in the definition of Intellectual Property, which will become property of Buyer upon the Closing. Seller acknowledges that such information is essential to the continued success of the Business and achievement of the value of the Acquired Assets, and will be of importance to the business activities and plans of Buyer after the Closing. Seller further acknowledges that the unauthorized disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to Buyer. Accordingly, Seller agrees that from and after the Closing it will not use or disclose any of such confidential information, except as may be required by law or by any listing agreement with a national securities exchange, and will require its executive officers to likewise refrain from any unauthorized use or disclosure of any such confidential information.

          5.16.2    Duty of Buyer and Gull to Maintain Confidentiality.    Buyer and Gull have obtained, and prior to the Closing will obtain, access to information that is confidential and proprietary to Seller. Prior to the Closing, Buyer and Gull will not use such information for any purpose other than to evaluate whether to proceed with the Closing and to prepare to conduct the Business upon the Closing. In the event the Closing does not occur as contemplated herein, then upon the termination of this Agreement Buyer and Gull will return to Seller all confidential and proprietary information of Seller, and will refrain from using or disseminating any such information which has not entered the public domain, through no fault of Buyer or Seller.

          5.16.3    Seller Agreement Not to Compete.    Seller agrees that for a period of three (3) years from and after the Closing Date it will refrain from (i) contacting any of the distributors or affiliates of Buyer for the purpose of soliciting orders or establishing relationships for any business enterprise that competes with the Business anywhere in the world, and (ii) marketing through any network marketing systems or direct sales arrangements, including catalogue sales organizations any nutritional, health or beauty aids, skin care products, weight management products or health foods, supplements or other products that compete with the products marketed through the Business.

          5.16.4    Remedy and Right to Injunction.    The Parties agree that damages in the event of a breach of this Section 5.16 would be difficult if not impossible to ascertain, and it is therefore agreed that a Party, in addition to and without limiting any other remedy or right it may have, shall be entitled, as a matter of course, to obtain an injunction from any court of competent jurisdiction restraining any further such violation, as well as to recover from the breaching Party any and all costs and expenses sustained or incurred by the Party in obtaining such an injunction and recovery, including without limitation reasonable attorneys' fees and disbursements. Each Party's right to obtain an injunction (and to recover such costs and expenses) shall be cumulative and in addition to any other rights and remedies to which such Party may be entitled, including the right to recover damages.

        5.17    Expenses.     In the event the Closing occurs as contemplated herein, the Parties agree that Seller and Buyer will each share, pay and be responsible for, one-half of the fees, costs and expenses incurred by the Parties and associated with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, legal, accounting, consulting and advisory fees; provided, however, that Buyer and Gull will be solely responsible for any expenses or fees incurred in connection with their due diligence investigation under Section 4.3.8 of this Agreement. The Parties agree to meet promptly following the Closing to compile and compute the amount of all such transaction fees, and arrange for the allocation and payment of those fees equally between and by Seller and Buyer, including any credits for any portion thereof paid previously by any of the Parties.

        5.18    Ownership of Gull Shares.     Until the Closing or earlier termination of the Agreement, Buyer will not encumber or dispose of any of the Gull Shares, but will continue to hold the Gull Shares free and clear of all liens, claims and encumbrances.

        5.19    Actions to Achieve Financial Arrangements.     The Parties agree to use their reasonable efforts so that at the Closing (i) Buyer will be able to assume the Assumed Bank Indebtedness, (ii) the Retained Cash will be available for retention by Seller, and (iii) all liens attached to the Acquired Assets with respect to indebtedness owed by Seller other than the Assumed Bank Indebtedness will be removed to allow the transfer of the Acquired Assets to Buyer, free of liens, claims and encumbrances, except for liens, claims and encumbrances relating to the Assumed Bank Indebtedness and the Assumed Obligations and Liabilities. To this end, and unless otherwise agreed by the Parties: (i) Buyer agrees that at, or concurrently with, the Closing it will utilize the financing available through the commitment referenced in Section 4.3.4 above to pay and refinance the Assumed Bank Indebtedness; (ii) Seller agrees that at or concurrently with the Closing it will utilize the financing available through the commitment referenced in Section 4.2.4 above to pay and refinance all indebtedness owed to the Bank pursuant to the Credit Agreement, other than the Assumed Bank Indebtedness, and to otherwise reduce indebtedness so that the Assumed Bank Indebtedness does not exceed the maximum amount referenced in Section 2.1.1(a) above; and (iii) Seller agrees that at or concurrently with the Closing it will further utilize the financing available through the commitment referenced in Section 4.2.4 above to ensure that the Retained Cash is held by Seller at the Closing.

        5.20    Payment to Seller to Offset Specified Excess Tax Obligations.     Seller agrees that all tax returns relating to the profit or gain realized by Seller in connection with the sale of the Acquired Assets to Buyer as contemplated by this Agreement will be in a form prepared by Seller in a manner consistent with the terms of this Agreement and approved by Buyer and the accounting firm of Grant Thornton (or another accounting firm of recognized regional standing approved by Buyer). In the event that at any time after the Closing and prior to the expiration of applicable limitations periods, Seller is advised by such accounting firm or the Internal Revenue Service that the total federal and state taxes payable by Seller with respect to any profit or gain realized by Seller in connection with the sale of the Acquired Assets to Buyer as contemplated by the Agreement are in excess of $1,700,000, and Seller determines to pay such excess amount, then Seller will promptly notify Buyer in writing of such advice and payment, and provide to Buyer a copy of the determination of such accounting firm or the Internal Revenue Service, as given to Seller, and evidence of Seller's payment of such taxes. Buyer agrees that promptly (and in any event within thirty days) following the receipt of such notice and accompanying items, it will reimburse Seller the amount by which the total federal and state taxes paid by Seller with respect to the sale of the Acquired Assets exceed $1,700,000. Upon such payment, Buyer will have the right to pursue any adjustment of the taxes paid by Seller with respect to such transaction, and to contest the determination of the Internal Revenue Service with respect thereto, and will be entitled to any refund relating thereto. Buyer's obligation as set forth above shall not apply to any taxes payable as a result of a breach by Seller of any of its covenants in this Agreement, or any penalties payable as a result of Seller's failure to timely pay any tax determined to be due or file any applicable tax returns.

Article VI
Representations and Warranties

        6.1    Representations and Warranties of Seller.     Seller hereby represents and warrants to Buyer and Gull that each of the following statements is true and correct:

          6.1.1    Organization; Qualification.

            (a)    Seller Organization and Qualification.    Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now being conducted

            (b)    Organization and Qualification of Seller Subsidiaries.    Each of the Seller Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdictions of incorporation (both foreign and domestic, as the case may be); and (ii) has all the necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Seller Subsidiary and to carry on its business as such business has been and is currently conducted by such Seller Subsidiary.

          6.1.2    Authorization and Validity.

            (a)    Corporate Power and Authority.    Seller has the full corporate power and authority to enter into and perform its obligations under this Agreement, and all other agreements and instruments contemplated hereby to which Seller is or is intended to be a party (the "Seller Ancillary Agreements"), subject to receipt of the Seller Shareholder Vote. The execution, delivery and performance by Seller of this Agreement and the Seller Ancillary Agreements have been duly and validly approved and authorized by Seller's Board of Directors (or its special committee, as the case may be), and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Seller Ancillary Agreements or to consummate the transactions contemplated hereby or thereby, other than the receipt of the Seller Shareholder Vote. The special committee of Seller's Board of Directors has determined the transactions contemplated by this Agreement to be in the best interests of Seller and its minority shareholders, and will recommend that such shareholders approve the Agreement and the transactions contemplated hereby.

            (b)    Validity.    This Agreement has been, and each of the Seller Ancillary Agreements is, or upon execution will be, duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof and thereof by the other Parties hereto and thereto, constitutes, or upon execution will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, (i) subject to receipt of the Seller Shareholder Vote and (ii) except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "Enforceability Exceptions").

          6.1.3    No Conflict.    Neither the execution, delivery and performance of this Agreement or the Seller Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Seller or the Seller Subsidiaries, under any term, condition or provision of (i) their articles or certificate of incorporation or bylaws, or (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any Seller Subsidiary or any of their properties or assets, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained.

          6.1.4    Redemption of Gull Shares Does Not Violate Utah Law.    The acquisition by Seller of the Gull Shares will not constitute an unlawful distribution or prohibited acquisition of Seller's own shares under the Utah Revised Business Corporation Act. After giving effect to the Closing, Seller will not be unable to pay its debts as they become due in the usual course of business, and Seller's total assets will be greater than the sum of its total liabilities.

          6.1.5    Representations Regarding Acquired Assets.    Except as otherwise specifically provided herein, the Acquired Assets include all of the assets required for, or utilized by Seller in, the operation of the Business. The Acquired Assets are being sold "as is."

          6.1.6    Absence of Undisclosed Liabilities Incurred by Continuing Employees    Neither Gilbert Fuller nor John B. McCandless has (i) incurred or caused to be incurred any material liability or obligation, or (ii) executed or caused to be executed any material contract or agreement, on behalf of Seller or any Seller Subsidiary, which has not received any requisite approval of Seller's Board of Directors, or been approved by, or disclosed in writing to, either Dr. Myron Wentz or David Wentz, except for such liabilities, obligations or agreements as (i) were referenced or accrued or fully reserved against in the consolidated balance sheet of Seller at December 29, 2001, or (ii) are of a normally recurring nature and were incurred or executed in the ordinary course of business consistent with past practice.

          6.1.7    Absence of Certain Changes or Events.    Neither Gilbert Fuller nor John B. McCandless is aware of any event or occurrence relating to the Acquired Assets or Business, or Seller's relationships with its distributors, associates, vendors, customers or governmental agencies, or the violation of any covenant or agreement that is likely to have a Material Adverse Effect on the Business that has not been disclosed to Dr. Myron Wentz, David Wentz, Seller's Board of Directors, or one or more of the officers of Seller other than the Continuing Employees.

          6.1.8    Fees and Expenses.    Neither Seller nor any of the Seller Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

        6.2.    Representations and Warranties of Buyer and Gull.

        Each of Buyer and Gull hereby represents and warrants to Seller that each of the following representations, warranties and statements is true and correct with respect to such entity:

          6.2.1    Organization; Good Standing; Qualification.    Each of Buyer and Gull is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is a newly formed entity, and has not conducted any material business activities prior to, or other than, the negotiation and execution of this Agreement and the Buyer Ancillary Agreements (as defined below). Upon the Closing, the Acquired Assets will constitute Buyer's entire assets, and the Acquired Liabilities, the Buyer's Note and the Security Agreement will constitute Buyer's entire liabilities, other than other obligations and liabilities arising out of this Agreement and the transactions contemplated hereby, and as a result of the assumption of the Assumed Agreements.

          6.2.2    Corporate Power and Authority.    Each of Buyer and Gull has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all other agreements and instruments contemplated hereby to which such entity is or is intended to be a party (the "Buyer Ancillary Agreements"). The execution, delivery and performance by each of Gull and Buyer of this Agreement and the Buyer Ancillary Agreements to which such entity is a party have been duly and validly approved and authorized by all necessary corporate action on the part of the Board of Directors and the shareholders of such entity, and no other corporate proceedings on the part of Buyer or Gull is necessary to authorize this Agreement and the Buyer Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

          6.2.3    Validity.    This Agreement and each of the Buyer Ancillary Agreements are, or upon execution will be, duly and validly executed and delivered by Buyer and/or Gull, as the case may be, and, assuming the due authorization, execution and delivery hereof and thereof by the other Parties hereto and thereto, constitute, or upon execution will constitute, valid and binding obligations of Buyer and/or Gull, as the case may be, enforceable against such Parties in accordance with their respective terms, except for the Enforceability Exceptions.

          6.2.4    No Conflict.    Neither the execution, delivery and performance of this Agreement, nor the Buyer Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Acquired Assets, under any term, condition or provision of (i) their articles of incorporation or bylaws, or (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer and/or Gull, or the Acquired Assets, as the case may be.

          6.2.5    Government Consents.    No consent, approval, order or authorization of or registration, designation, declaration or filing with, any governmental entity is required to be obtained by Buyer or Gull in connection with the execution, delivery and performance of this Agreement, the Buyer Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby, except for such filings, authorizations, orders and approvals which, if not obtained or made, would not (A) materially impair the ability of Buyer or Gull to perform its obligations under this Agreement or any Buyer Ancillary Agreement or (B) prevent the consummation of any of the transactions contemplated by this Agreement.

          6.2.6    Gull Shares.    Gull now owns, and immediately prior to the Closing will own, the Gull Shares free and clear of all liens, claims and encumbrances. Gull is not a party to, and the Gull Shares are not subject to, any agreement, mortgage, pledge, security interest, lien or encumbrance of any kind that would prevent or prohibit the sale and transfer of the Gull Shares as contemplated by this Agreement.

          6.2.7    Fees and Expenses.    Neither Buyer nor Gull has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

Article VII
Termination of Agreement

        7.1    Termination.     This Agreement may be terminated at any time prior to the Closing as set forth below:

          7.1.1    Mutual Agreement.    This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of the Parties hereto.

          7.1.2    For Failure of Closing.    This Agreement may be terminated by any Party hereto if the Closing has not occurred by 11:59 p.m., Mountain Daylight Savings Time, on June 29, 2002, provided that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          7.1.3    For Failure of Conditions.    Any Party may terminate this Agreement by giving written notice of termination to the other Parties, if prior to the Closing another Party has breached any of its material representations, warranties, or covenants contained in this Agreement in any material respect, and the breach, if curable, has continued without cure for a period of fifteen (15) business days following the date of receipt of the termination notice by the breaching Party.

        7.2    Effect of Termination.     If this Agreement is terminated as provided above, all rights and obligations of the Parties hereunder shall terminate without liability of any Party to any other Party; provided, however, that nothing herein will relieve any Party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

Article VIII
Indemnification

        8.1    Indemnification.     Each Party (as an "Indemnifying Party") agrees to defend, indemnify and hold harmless each of the other Parties (as an "Indemnified Party"), and each of the Indemnified Party's shareholders, affiliates, officers, directors, employees, agents, successors and assigns (an Indemnified Party and such related persons being referred to herein as the "Indemnified Persons") for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively "Losses"), directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Indemnifying Party pursuant to this Agreement.

        8.2    Indemnification Procedures.     An Indemnified Person shall promptly notify an Indemnifying Party of any claim, demand, action or proceeding for which indemnification will be sought under Section 8.1 above and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the Indemnifying Party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Persons shall have the right to participate, at their own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Indemnifying Party and Indemnified Persons shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the Indemnified Persons. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the Indemnifying Party proposes to accept such settlement and Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Persons shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the Indemnifying Party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Persons on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement. Whether or not an Indemnifying Party shall have assumed the defense of any such third party claim, action, demand or proceeding, no Indemnified Person shall admit any liability with respect to, or settle, compromise or discharge, any such claim, demand, action or proceeding without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld. If Buyer is entitled to indemnification as provided herein, Buyer shall be entitled to deduct any Losses from any amount owing to Seller pursuant to Buyer's Note or the Lease.

        8.3    Cooperation of the Parties.     The Parties hereto shall cooperate with each other in the resolution of any claim or liability with respect to which an Indemnifying Party is obligated to indemnify any Indemnified Persons hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary herein, the Indemnifying Party shall not be required to indemnify any person for any losses that could reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

        8.4    Exclusive Remedy.     The Parties acknowledge and agree that, after the Closing their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than for fraud) shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, the Parties hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than causes of action arising from fraud), any Indemnified Persons may have against an Indemnifying Party under or based upon any federal, state, local or other statute, law, ordinance, rule, regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article VIII).

        8.5    Limitation and Termination of Indemnification Obligations.     The indemnification obligations set forth in this Article VIII shall terminate on the date which is one year following the Closing; provided that such obligations shall not terminate as to any item as to which the Indemnified Persons shall have, before the expiration of such one year period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of one year. No claim for indemnification shall be made by any Party under this Article VIII unless the amount of all such claims as to which such Party seeks indemnification exceeds $50,000, and no claims for indemnification shall be made against any Party in amounts exceeding $5,000,000.

Article IX
Miscellaneous Provisions

        9.1    Governing Law, Jurisdiction and Venue.     The internal laws of the State of Utah (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties hereto. In the event of any claim or dispute arising hereunder, the Parties consent to the exclusive jurisdiction and venue of the federal and state courts residing in Salt Lake City, Utah.

        9.2    Assignment; Binding Upon Successors and Assigns.     Neither Party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

        9.3    Severability.     If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect and the application of such provisions to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        9.4    Counterparts.     This Agreement may be executed in any number of counterparts, each of which will be an original as regards any Party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of each of the Parties reflected hereon as signatories.

        9.5    Amendment and Waivers.     Any term or provision of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party or Parties to be bound thereby. The waiver by a Party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the Parties hereto any time before or after approval of the Seller's shareholders, but after such approval no amendment will be made which by applicable law requires the further approval of the Seller's shareholders without obtaining such further approval.

        9.6    Attorneys' Fees.     Should suit be brought to enforce or interpret any part of this Agreement, the prevailing Party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

        9.7    Notices.     Any notice or other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

  (i)
  If to Seller:

    USANA Health Sciences, Inc. (or, after the Closing, Innova Ventures, Inc.)
    c/o Durham Jones & Pinegar
    111 East Broadway #900
    Salt Lake City, Utah 84111
    Attention: Kevin Pinegar
    Telecopier: (801) 415-3500

  (ii)
  If to Buyer:

    USANA Acquisition Corp. (or, after the Closing, USANA Health Sciences, Inc.)
    c/o Snell & Wilmer LLP
    Gateway Tower West
    15 West South Temple, Suite 1200
    Salt Lake City, UT 84101
    Attention: Chris Anderson
    Telecopier: (801) 257-1800

  (iii)
  If to Gull:

    Gull Holdings, Ltd.
    4 Finch Road
    Douglas, Isle of Man
    Attention: Stephen Eppleston
    Telecopier: 011 441 624 663 534

        With a copy to:

    Snell & Wilmer LLP
    Gateway Tower West
    15 West South Temple, Suite 1200
    Salt Lake City, UT 84101
    Attention: Chris Anderson
    Telecopier: (801) 257-1800

        All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the Party receiving such copy will have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized courier, on the business day following dispatch by overnight courier service (on the third business day following dispatch in the case of international deliveries), and (d) in the case of mailing, on the third business day following such mailing.

        9.8    Construction of Agreement.     This Agreement has been negotiated by the respective Parties hereto and their attorneys and the language hereof will not be construed for or against either Party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        9.9    Further Assurances.     Each Party agrees to cooperate fully with each other Party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by such other Party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        9.10    Absence of Third Party Beneficiary Rights.     Except as otherwise specifically provided herein, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any Party hereto or any other person or entity, and all provisions hereof will be personal solely between the Parties to this Agreement.

        9.11    Entire Agreement.     This Agreement and the exhibits and schedules hereto constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement supersedes the provisions of the Term Sheet.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK. SIGNATURES OF THE PARTIES APPEAR ON THE NEXT PAGE.]

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Agreement Date.

"Seller"	"Buyer"
USANA Health Sciences, Inc.	USANA Acquisition Corp.
By:	By:
John B. McCandless, Sr. VP and COO	Name:
Title:
"Gull"
Gull Holdings, Ltd.
By

Name:

Title:

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

EXHIBIT A
Definitions

        For purposes of this Agreement and the Schedules and Exhibits thereto, the following terms shall have the following meanings:

        "Accounts Receivable" means those accounts and related items as defined in Exhibit B to the Agreement, and constituting a portion of the Acquired Assets.

        "Acquired Assets" means the assets of Seller relating to the Business, to be transferred to Buyer at the Closing, as more fully defined in Section 1.1 of the Agreement.

        "Agreement" means the Asset Purchase Agreement dated March 21, 2002 and entered into by and among Seller, Buyer and Gull.

        "Agreement Date" means March 21, 2002, the effective date of execution of the Agreement.

        "Articles of Amendment" means the articles of amendment to Seller's articles of incorporation, pursuant to which Seller will change its name upon the Closing, as described in Section 4.3.2 of the Agreement.

        "Assumed Agreements" has the meaning given to such term in Exhibit B to the Agreement.

        "Assumed Benefit Plans" means those employee benefit plans of Seller as defined in Exhibit B to the Agreement and constituting a portion of the Acquired Assets.

        "Assumed Bank Indebtedness" has the meaning given in Section 2.1.1(a) of the Agreement, and represents that portion of the indebtedness incurred by Seller from Bank pursuant to the Credit Agreement which is to be assumed by Buyer as of the Closing.

        "Assumed Claims" has the meaning given to such term in Exhibit B to the Agreement.

        "Assumed Obligations and Liabilities" means the obligations and liabilities relating to the Business and the Acquired Assets, which are to be acquired, assumed by Buyer at the Closing, as more fully defined in Section 2.1.1 of the Agreement. The Assumed Obligations and Liabilities include the Assumed Claims and Assumed Agreements.

        "Assumption Agreement" means the assignment of assumption of obligations and liabilities to be executed by Seller and Buyer at the Closing, as described in Section 3.2.4 of the Agreement.

        "Bank" means Bank of America, N.A.

        "Bill of Sale" means the assignment and bill of sale to be delivered by Seller to Buyer at the Closing, as described in Section 3.2.1 of the Agreement.

        "Business" means the Business conducted by Seller and to be acquired by Buyer at the Closing, as defined in Recital A to the Agreement.

        "Buyer" means USANA Acquisition Corp., a Utah corporation and wholly owned subsidiary of Gull, that upon the Closing intends to change its name to USANA Health Sciences, Inc.

        "Buyer Ancillary Agreements" has the meaning assigned to such term in Section 6.2.2 of the Agreement.

        "Buyer's Note" means the promissory note to be issued by Buyer to Seller at the Closing as a portion of the Purchase Price for the Acquired Assets, as described in Section 2.1.3 of the Agreement.

        "Cash Equivalents" shall have the meaning given in Exhibit B to the Agreement, and constitute a portion of the Acquired Assets.

        "Closing" means the closing of the transactions contemplated by the Agreement, as defined and described in Section 3.1 of the Agreement.

        "Closing Date" means the date of the Closing, as defined in Section 3.1 of the Agreement.

        "Compensation Plan" has the meaning given to such term in Section 5.9.1(c) of the Agreement.

        "Continuing Employees" means those employees of Seller who will not be given offers of employment by Buyer, and who are expected to remain as employees of Seller after the Closing, as defined in Section 1.4 of the Agreement.

        "Credit Agreement" means that certain Amended Credit Agreement dated March 26, 2001, entered into between Bank and Seller.

        "Credits" shall have the meaning given to such term in Exhibit B to the Agreement, and constitute a portion of the Acquired Assets.

        "Downline" has the meaning given to such term in Section 5.9.1(b) of the Agreement.

        "Enforceability Exceptions" has the meaning assigned to such term in Section 6.1.2 of the Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" means the assets to be retained by Seller and not to be included within the Acquired Assets, as defined in Section 1.2 of the Agreement.

        "Excluded Software" has the meaning assigned in Exhibit C to the Agreement.

        "FF&E" has the meaning given in Exhibit B to the Agreement, and constitute a portion of the Acquired Assets.

        "Gull" means Gull Holdings, Ltd., an Isle of Man corporation and the sole shareholder of Buyer.

        "Gull Shares" means the 4,786,282 shares of Seller's Common Stock currently held by Gull, and to be delivered by Gull to Seller at the Closing as a portion of the Purchase Price for the Acquired Assets.

        "Indemnified Persons" has the meaning assigned to such term in Section 8.1 of the Agreement.

        "Indemnifying Party" has the meaning assigned to such term in Section 8.1 of the Agreement.

        "Intellectual Property" has the meaning given to such term in Exhibit B to the Agreement, and constitutes a portion of the Acquired Assets.

        "Inventories" has the meaning given to such term in Exhibit B to the Agreement, and constitute a portion of the Acquired Assets.

        "Lease" means the lease agreement to be executed by Buyer and Seller at the Closing and relating to the lease of the Retained Real Estate by Buyer, as described in Section 5.6 of the Agreement.

        "Losses" has the meaning assigned to such term in Section 8.1 of the Agreement.

        "Material Adverse Effect on the Business" has the meaning given to such term in Section 3.2.12 of the Agreement.

        "Other Assets" has the meaning given in Exhibit B to the Agreement, and constitute part of the Acquired Assets.

        "Parties" means Seller, Buyer and Gull, being the parties to the Agreement.

        "Party" means any one of the Parties.

        "Permits" has the meaning given to such term in Exhibit B to the Agreement, and constitute part of the Acquired Assets.

        "Policies and Procedures" has the meaning given to such term in Section 5.9.1(c) of the Agreement.

        "Purchase Price" is the consideration payable for the Acquired Assets, as defined in Section 2.1 of the Agreement.

        "Retained Agreement Rights" has the meaning given in Exhibit C to the Agreement, and constitutes part of the Excluded Assets.

        "Retained Cash" has the meaning given in Exhibit C to the Agreement, and constitutes part of the Excluded Assets.

        "Retained D&O Insurance Policy" has the meaning given in Exhibit C to the Agreement, and constitutes part of the Excluded Assets.

        "Retained Fixtures" has the meaning given in Exhibit C to the Agreement and Schedule C.1 attached thereto.

        "Retained Real Estate" has the meaning given in Exhibit C to the Agreement, and constitutes part of the Excluded Assets.

        "Retained Liabilities" has the meaning given to such term in Exhibit D to the Agreement.

        "Retained Vehicles" has the meaning assigned thereto in Exhibit C.

        "SEC" means the Securities and Exchange Commission.

        "Securities" has the meaning given to such term in Exhibit B to the Agreement, and constitute part of the Acquired Assets.

        "Security Agreement" means the Loan and Security agreement to be executed by Buyer and Seller at the Closing, as described in Section 2.1.3 of the Agreement.

        "Seller" means USANA Health Sciences, Inc., a Utah corporation that upon the Closing will be changing its name to Innova Ventures, Inc., or another name consistent with the terms of the Agreement.

        "Seller Acquisition Proposal" has the meaning assigned to such term in Section 5.11 of the Agreement.

        "Seller Ancillary Agreements" has the meaning assigned to such term in Section 6.1.2(a) of the Agreement.

        "Seller Shareholder Meeting" means the meeting of Seller's shareholders to be called to consider approval of the Agreement and the transactions contemplated thereby, as described in Section 5.5 of the Agreement.

        "Seller Shareholder Vote" means the vote to be obtained at the Seller Shareholder Meeting as a condition to the Parties" obligations to proceed with the Closing, as defined in Section 5.5 of the Agreement.

        "Seller Subsidiaries" means the subsidiaries of Seller, as defined in Exhibit B to the Agreement.

        "Term Sheet" means the term sheet dated March 16, 2002, and entered into between Seller and Gull with respect to the purchase of the Business by Gull or its designated subsidiary.

        "USANA Associates" has the meaning given to such term in Section 5.9.1(a) of the Agreement.

EXHIBIT B
Listing of Assets to be Transferred by Seller to Buyer

        The Acquired Assets to be transferred by Seller to Buyer at the Closing are to include, without limitation, the following:

        1.    Cash and Cash Equivalents.     All cash and cash equivalents of Seller as of the Closing Date, except for Retained Cash to be retained by Seller as part of the Excluded Assets, as referenced in Section 1.2 of the Agreement and Exhibit C attached hereto (collectively, the "Cash Equivalents").

        2.    Accounts Receivable.     All accounts receivable, including without limitation, all trade accounts receivable, notes receivable from customers, vendor credits and accounts receivable from employees, distributors and associates, and all other obligations from customers, employees, associates or distributors with respect to sales of goods or services, whether or not evidenced by a note (collectively, the "Accounts Receivable").

        3.    Credits.     All credits, prepayments, prepaid expenses, deferred charges and security deposits, as well as all tax benefits and accruals, and rights to refunds with respect to prior tax payments (the "Credits").

        4.    Securities.     All securities held by Seller (the "Securities"), including all capital stock and other interests in all entities in which Seller owns a majority of the ownership or voting interests (collectively, the "Seller Subsidiaries"). As of the Agreement Date, the Seller Subsidiaries were those entities listed in Schedule B.4 attached hereto.

        5.    Inventory.     All inventories, whether raw materials, work-in-progress or finished goods ("Inventories").

        6.    FF&E.     All furniture, equipment, machinery, vehicles, supplies, tools and other goods (the "FF&E"), but excluding those items listed in Schedule C.1 as "Excluded Fixtures."

        7.    Intellectual Property.     All intellectual property, including all trade dress, trademarks, service marks, trade names, including without limitation the names "USANA" and "USANA Health Sciences, Inc.," packaging and product designs, all product names, copyrights, know-how, patents, patent applications, trade secrets, product formulations, scientific research studies, product surveys, distributor network information, internet domain names, telephone numbers, software and licenses (including licenses for the use of computer software programs) used in the Business, databases, contracts relating to any of the foregoing, and the right to sue for infringements of any of the foregoing (the "Intellectual Property").

        8.    Permits.     To the extent assignable, all governmental licenses, certificates, permits, approvals, product registrations, and business registrations relating to the Acquired Assets or the operation of the Business (the "Permits").

        9.    Assumed Agreements and Claims.     The agreements and leases listed on Schedule B.9 attached hereto and referenced in Exhibit D to the Agreement (the "Assumed Agreements"), and the legal claims and disputes listed on Schedule B.9 attached hereto and in Exhibit D to the Agreement (the "Assumed Claims"), relating to the conduct of the Business, which Buyer has agreed to assume and accept (collectively, the "Assumed Obligations").

        10.    Other Assets.     All rights to all distributorship arrangements comprising Seller's distribution network, including all agreements and relationships with all distributors, associates and preferred customers, to the extent legally assignable; all other tangible and intangible property owned, leased or licensed by Seller or used by Seller in connection with the Business (other than the Excluded Assets), including without limitation: customer orders; customer, distributor and distributor lists; network compensation plans and network policies and procedures; distribution lists; price lists; bank accounts; lock box accounts; operating manuals; business projections and budgets; books and records; employee records and files; mailing lists; advertising materials; purchasing materials and records; research and development files; litigation files; legal claims accruing to the benefit of Seller with respect to the Acquired Assets or the operation of the Business; warranties; choate and inchoate rights; insurance policies (other than the Retained D&O Insurance Policy); agreements and accounts with and for employees of Seller; and goodwill; but excluding obligations and liabilities other than the Assumed Liabilities (collectively, the "Other Assets").

        11.    Assumed Benefit Plans.     Those plans and agreements maintained by, and providing benefits to employees of, the Buyer in effect as of the Closing Date, but excluding Seller's stock option plans and arrangements. The employee benefit plans and programs currently maintained by Seller are as set forth on Schedule B.11 attached hereto.

SCHEDULE B.4
Listing of Seller Subsidiaries and Securities

A.
Listing of Seller Subsidiaries:

	Name	Jurisdiction of Incorporation	Jurisdictions Where Qualified to Do Business	Nature of Business	Outstanding Security/Units	Securities held by Seller	Securities held by Officers, Employees or Affiliates of Seller
1.	USANA Canada Holding, Inc.	Delaware	Delaware	Holding Company for Canada	1,000 shares	1,000 shares	0 shares
2.	USANA Canada Co.	Nova Scotia	Nova Scotia, Ontario	Canadian Operations	100 shares	0 shares	100 shares (USANA Canada Co.)
3.	USANA Australia Pty Ltd	New South Wales	New South Wales	Australian Operations	4,720,000 shares	4,720,000 shares	0 shares
4.	USANA New Zealand Limited	New Zealand	New Zealand	New Zealand Operations	3,200,000 shares	3,200,000 shares	0 shares
5.	USANA (UK) Ltd	United Kingdom	United Kingdom	Former UK Operations	400,000 shares	400,000 shares	0 shares
6.	USANA Hong Kong Limited	Hong Kong	Hong Kong	Hong Kong Operations	6,990,500 shares	6,990,499 shares	1 share (G. A. Fuller)
7.	International Holdings, Inc.	Delaware	Delaware	Holding Company for various Foreign Subsidiaries	1,000 shares	1,000 shares	0 shares
8.	Importadora Nutricional, S. de R.L. de C.V.	Mexico	Mexico	Mexican Operations	Value 10,000 pesos	0 pesos	9,900 pesos (International Holdings, Inc.) 100 pesos (J. H. Bramble)
9.	USANA Mexico, SA. de C.V.	Mexico	Mexico	Mexican Operations	500 shares	499 shares	1 share (J.B. McCandless)
10.	USANA Agent YK	Japan	Japan	Japanese Operations	60 units	59 units	1 unit (G.A. Fuller)
11.	USANA Health Sciences Japan, Inc.	Delaware	Delaware, Japan	Japanese Operations	100 shares	100 shares	0 shares
12.	USANA Trading Company Inc.	U.S. Virgin Islands	U.S. Virgin Islands	Foreign Sales Corporation	1 share	1 share	0 shares
13.	USANA Health Sciences Taiwan, Inc.	Delaware	Delaware, Taiwan	Taiwanese Operations	100 shares	100 shares	0 shares

B.
Currently Serving Officers and Directors of each of the Seller Subsidiaries:

Name:	Officers and Directors:
USANA Trading Company, Inc.	Directors:	Gilbert A. Fuller, Doug Hekking, Gabi S. Rivera, Maria Conor-Freeman
	Officers:	Gilbert Fuller, President, Chairman and CEO Doug Hekking, Vice President Mitchell Walkington, Treasurer James Bramble, Secretary
USANA Canada Holding, Inc.	Directors:	Jeb McCandless, Gilbert Fuller
	Officers:	Jeb McCandless, President Gilbert Fuller, Secretary
International Holdings, Inc.	Directors:	James Bramble and Mitch Walkington
	Officers:	James Bramble, President Mitch Walkington, Secretary
USANA Canada Company	Directors:	Jeb McCandless, Gray Allen
	Officers:	Jeb McCandless, President and GM Gray Allen, Vice President Operations Gilbert Fuller, Vice President Finance and Treasurer James Bramble, Secretary
USANA Australia Pty Ltd	Directors:	Gilbert Fuller, Jeb McCandless, Bill Duncan
	Officers:	None required
USANA New Zealand Limited	Directors:	Bill Duncan, Gilbert Fuller
	Officers:	None required
USANA (UK) Limited	Directors:	Gilbert Fuller, David Wentz
	Officers:	Lawrence Graham Secretaries, Secretary
USANA Hong Kong Limited	Directors:	Gilbert Fuller, Jeb McCandless, Siu Bik, Deborah Ng
	Officers:	H & G Secretaries Limited, Secretary
USANA Health Sciences Japan, Inc.	Directors:	Gilbert Fuller, Jeb McCandless
	Officers:	Jeb McCandless, President James Bramble, Secretary Gilbert Fuller, Treasurer
USANA Health Sciences Taiwan, Inc.	Directors:	Gilbert Fuller, Jeb McCandless
	Officers:	Jeb McCandless, President James Bramble, Secretary Gilbert Fuller, Treasurer
USANA Mexico SA de CV	Directors:	Gilbert Fuller, Jeb McCandless, Devin Thorpe
	Officers:	Jeb McCandless, President Devin Thorpe, Secretary Gilbert Fuller, Treasurer
Importadora Nutricional, S. de R.L. de C.V.	General Manager:	James Bramble
USANA Agent, YK	Directors:	Gilbert Fuller, Jeb McCandless, Hiroyama Fujimoto

SCHEDULE B.9
Listing of Assumed Obligations

        A.    Assumed Agreements.     Buyer will assume all obligations arising under all contracts and agreements relating to the Business to which Seller is a party, except as otherwise specifically provided in the Agreement.

        B.    Assumed Claims.     Buyer will assume all responsibility to defend, and to indemnify Seller from, all legal claims, known or unknown, arising from actions, inactions, facts and circumstances existing or occurring prior to the Closing except for claims arising out of the Agreement or the gross negligence or wrongful doing of the Continuing Employees. Current known legal claims and pending litigation are described below:

        1.    Current Litigation

    (a)
    Holms v. USANA—Former developer of DLM program filed suit against Seller

    (b)
    Beautinutrients trademark opposition—This case was filed before the United States PTO by BC International Cosmetic and Image Services asking that Seller's trademark application for the Beautinutrients be denied

    (c)
    Microcrystalline Cellulose (MCC)—Seller is a plaintiff in a class action suit against MCC accusing two main manufacturers of MCC of price fixing

        2.    Potential Litigation

    (a)
    A former distributor who was terminated for policy and procedure violations

    (b)
    Nutribar—Seller has been ordered to cease using the Nutribar mark by Stella Pharmaceuticals, which owns a trademark for Nutribar in Canada

        3.    Recently Settled Litigation Since the 4th Quarter 2001

    (a)
    A former Associate filed a lawsuit in New Jersey which was settled in the 4th quarter

    (b)
    Nutramax Labs—This company filed an opposition to Seller's trademark "Procosamine" and then filed a federal lawsuit claiming trademark infringement and false advertisement

    (c)
    Oppositions against trademark applications for "USANA" in Argentina and "Beautiful Science" in Japan were recently decided in Seller's favor

    (d)
    A former employee filed an action against Seller for unlawful termination. This case was settled in the 4th quarter.

SCHEDULE B.11
Employee Benefit Plans and Programs

        The following is a summary of employee benefit plans and programs maintained by Seller for the benefit of its employees, and is qualified in its entirety by the more complete descriptions of covered items, restrictions and items not covered, as contained in summary plan booklets and other literatures provided through Seller's Human Resources Department.

RETIREMENT & SECURITY

401(k) Savings Plan	Allows contributions of up to 16% of pre-tax income (subject to government imposed annual maximum) to 12 different investment options. Seller matches 50% of the first 6% contributed by employee. The plan also includes provisions for loans and rollovers from other qualified plans. Eligibility is three months after hire date at the next open enrollment.
Basic Life Insurance	Provides term life insurance equal to two times your annual base earnings, up to a maximum of $300,000.
Supplemental Life Insurance	Provides term life insurance at low rates based upon employee's age. Maximum coverage for an employee is $500,000 with underwriting and $300,000 without underwriting. Maximum coverage for a spouse is $50,000 or half of the employee's coverage, whichever is less. Maximum coverage for children is $10,000 each.
Accidental Death & Dismemberment Insurance	Provides additional coverage equal to your basic life insurance amount in case of accidental death or varied reduced coverage for loss of sight or limb.
Short Term Disability	Coverage begins on the 15th day of disability and continues for 11 weeks and pays 60% of salary to a maximum of $1,000 per week. Normal pregnancy and delivery are usually covered for six weeks following the 14-day elimination period. If disability continues, employee transfers to the Long Term Disability as described below. Eligibility is six months after hire date.
Long Term Disability	Coverage begins after three months of total disability and continues until return to work or retirement. The plan pays 66 2/3% of base salary to a maximum of $7,500 per month.

PAID TIME OFF

Holidays	There are ten paid holidays in 2002. Six are set by the company; four are taken as floating holidays. There is one floating holiday each quarter. The floating holiday may be taken at employee discretion with the supervisor's permission. They must be taken in full day increments.
Vacation	After the first six months of employment, full-time employees have accrued five days of vacation. Thereafter vacation time accrues at a rate of 3.076 hours per pay period. This equals approximately two weeks vacation per year for the first five years of service. Thereafter vacation accrues at three weeks per year. No more than 40 hours of vacation can be carried over from year to year.
Sick Leave	Full-time employees receive sick leave in the amount of five days per year, accruing at the rate of 1.538 hours per pay period. Sick leave can be used after the first three months of employment. Accrued hours may be carried over from year to year.

INSURANCE

Medical Insurance	Seller offers two medical insurance plans through Blue Cross Blue Shield. They include both HMO and PPO options (HealthWise and ValueCare). Seller pays approximately 80% of the premium. See insurance benefit summaries.
Dental Insurance	There are two dental plans from which to choose. Total Dental Administrators and Blue Cross Dental. Total Dental is an HMO type plan in which you select and go to a primary care dentist. Blue Cross is a PPO plan. Seller pays approximately 80% of the premium for Blue Cross Dental and 100% of the premium for TDA.

USANA BUCKS

        All full-time employees receive an $85.00 USANA Bucks certificate each month. This certificate may be exchanged for free USANA nutritional products. Employees receive a 50% discount on additional products and USANA apparel that they purchase for themselves or their families.

EDUCATION & TRAINING

Tuition Reimbursement	After six months employment, employees are eligible to take up to two courses per semester. Courses must be work related or part of a career pat at USANA. Reimbursement is made for tuition and 50% for books and/or fees after completion of the course with a grade of C or better up to the IRS limit of $5250.00.
Personal Trainer	Seller has contracted with a personal trainer to assist employees in 30-minute workouts.
Project H2O Wellness Program	This program is available to all employees. By participating employees are eligible to earn prizes for maintaining a healthy lifestyle.

EMPLOYEE ASSISTANCE PROGRAM (EAP)

        All employees and members of their household are provided up to five free counseling sessions per issue with clinical professionals through the local employee assistance provider. Telephone counseling is available on a 24-hour basis. If further counseling is needed, employees will be assisted in choosing a provider who is covered by their health insurance. Magellan offers counseling on parenting issues and babysitting and elder care referrals. Employees may also avail themselves of legal counseling through the Magellan EAP. This allows employees to see an attorney for 1/2 hour per issue for free and also receive a 25% discount for additional consultation.

EXHIBIT C
Description of Excluded Assets

        The Excluded Assets to be retained by Seller after the Closing shall be the following items:

        1.    Real Property.     Seller's right, title and interest in and to that certain real property located at 3838 W. Parkway Boulevard (the "Retained Real Estate"), and including all buildings and improvements thereon (subject to the lease to be provided to Buyer as provided in Section 5.6 of the Agreement). Seller will also retain all real property tax obligations relating to the Retained Real Estate. Seller will also retain all of those fixtures and other items relating to the Retained Real Estate as are specifically listed on Schedule C.1 attached hereto (the "Excluded Fixtures."

        2.    Retained Cash.     Cash in the amount of $3,000,000 (the "Retained Cash").

        3.    Retained Vehicles.     The two vehicles assigned to the Continuing Employees (VIN # JT8BF22G0V00046978, and VIN # WBADE6321VBW52654) (the "Retained Vehicles"). Seller will also retain all obligations relating to the Retained Vehicles.

        4.    Officer and Director Insurance.     The current directors and officers liability insurance policies issued by AIG and Great American, having a policy term of November 21, 2001 to November 21, 2002 (the "Retained D&O Insurance Policy"), it being understood that officers and directors of Seller who resign their positions at the time of the Closing will continue to have the benefit of coverage under such policy with respect to claims relating to the period of their service to Seller, in accordance with the terms of such policy.

        5.    Rights under this Agreement.     Seller's rights under or pursuant to this Agreement, including any consideration payable to Seller by Buyer or Gull (the "Retained Agreement Rights").

        6.    Excepted Software Programs.     Specialized software programs relating to the administration and preparation of stock option forms and programs and SEC reports and forms (the "Excluded Software").

SCHEDULE C.1
Excluded Real Estate and Other Equipment

        The improvements and fixtures related to the Excluded Real Estate (the "Excluded Fixtures") which will not be considered part of the Acquired Assets, but will be retained by Seller, along with the Excluded Real Estate, are those specific items as disclosed on the fixtures listing provided by Seller to Buyer, which are represented in the following summary:

Description	Cost	Accumulated Depreciation	Net Book Value
Land	$1,772,785	$0	$1,772,785
Land Improvements	930,677	154,924	775,753
Building	8,109,697	778,793	7,330,904
Autos	68,335	41,655	26,680
Other Equipment	1,379,945	983,760	396,185

	$12,261,439	$1,959,132	$10,302,307

EXHIBIT D
Description of Assumed Obligations and Liabilities

        A.    At the Closing, Buyer will assume and become responsible for the payment and satisfaction of the Assumed Obligations and Liabilities, including the following:

          1.    The Assumed Claims, as described in Schedule B.9;

          2.    The Assumed Agreements, as described in Schedule B.9;

          3.    The Assumed Bank Indebtedness, as described in Section 2.1.1(a); and

          5.    The additional obligations set forth below:

            (a)  All trade payables, other accounts payable, tax liabilities (excluding net deferred tax liabilities on the books of Seller), contingent liabilities and other obligations of Seller.

            (b)  All other debts, obligations and liabilities of Seller arising from or relating to the operation of the Business in the ordinary course, except Retained Liabilities (as defined below).

        B.    Seller will retain and be responsible for, and Buyer will not assume or have any responsibility with respect to, any debt, obligation or liability of Seller listed below (the "Retained Liabilities"):

          1.    Any debts, obligations or liabilities relating to the Retained Real Estate or other Excluded Assets.

          2.    Any obligations with respect to the term loan with the Bank pursuant to the Credit Agreement.

          3.    Any debts, obligations or liabilities arising from Seller's corporate governance matters and obligations as a public company, including, without limitation, audit fees, NASDAQ listing fees, transfer agent fees, annual franchise and annual report fees, fees and expenses relating to the preparation of reports with the SEC, liabilities relating to misstatements or omissions in any filings made by the Company with the SEC, obligations owed to members of Seller's Board of Directors, as a result of actions taken in their role as directors, and fees relating to qualifications to do business and representation by registered agents serving Seller (as opposed to any Seller Subsidiaries) in any jurisdictions.

          4.    Any debts, obligations or liabilities of Seller which represent, or result from, breaches in the representations and warranties of Seller as set forth in the Agreement.

          5.    Any obligations or liabilities of Seller arising pursuant to the terms of the Agreement, including without limitation the obligation to pay expenses as provided in Section 5.17 of the Agreement.

          6.    All obligations to pay taxes in connection with any profit or gain realized by Seller in connection with the transactions contemplated by the Agreement, except as otherwise provided in Section 5.20 above.

        C.    Notwithstanding any of the foregoing, all fees and expenses incurred in connection with the transactions contemplated by the Agreement will be handled and paid as contemplated by Section 5.17 of the Agreement.

EXHIBIT E
Form of Buyer's Note

        As of the Agreement Date, the form of Buyer's Note had not yet been prepared and approved. Buyer's Note is to be in a form mutually agreed upon by Buyer and Seller, in an original principal amount established in accordance with the terms of the Agreement, with commercially reasonable and customary terms, consistent with the following:

        1.    Annual Interest Rate:     14%

        2.    Amortization:     Five year term, with fully amortizing payments of principal and interest payable monthly over such term.

        3.    Prepayments:     In the event Buyer elects to prepay any portion of the outstanding principal amount within two years following issuance of Buyer's Note, Buyer will give the holder of the note at least: (i) 180 days prior written notice in the event of prepayments to be made within one year following issuance of Buyer's Note, and (ii) 90 days prior written notice in the event of prepayments to be made within the second year following issuance of Buyer's Note. Any prepayments of less than the entire outstanding principal amount of Buyer's Note will be in increments of at least $1,000,000.

        4.    Security:     The obligations represented by Buyer's Note will be secured by a second position on all Acquired Assets, with priority subordinate only to existing bank liens, and by all outstanding shares of Buyer, which are held by Gull.

EXHIBIT F
Security Agreement

        As of the Agreement Date, the form of the Security Agreement had not yet been prepared and approved. The Security Agreement is to be in a form mutually agreed upon by the Parties, with commercially reasonable and customary terms, consistent with and including the following:

        1.    A pledge of all outstanding shares of Buyer, which are held by Gull, to secure payment of Buyer's Note.

        2.    The grant by Buyer of a second position security interest on all of the Acquired Assets, with priority subordinate only to existing bank liens.

        3.    Customary security and performance features, including:

          a.    provisions for transfer of Buyer's Note by Seller;

          b.    the grant to Seller of rights and remedies as a secured creditor under Buyer's Note;

          c.    covenants relating to the provision to the holder of Buyer's Note of audited annual financial statements and unaudited quarterly statements prepared in accordance with US GAAP for the continuing Business;

          d.    covenants of the type customary of such notes, binding upon Buyer during the term of Buyer's Note, which will, to the extent practicable, be substantially similar to those contained in senior debt obligations. Among other things, Buyer will covenant not to increase borrowings above mutually agreed levels.

EXHIBIT G

FORM OF
BILL OF SALE

        In consideration of the Purchase Price, as defined in that certain Asset Purchase Agreement (the "Purchase Agreement") by and among USANA Health Sciences, Inc., a Utah corporation ("Seller"), USANA Acquisition Corp., a Utah corporation ("Buyer"), and Gull Holdings, Ltd., an Isle of Man corporation and the sole shareholder of Buyer ("Gull"), dated as of March     , 2002, Seller does hereby grant, bargain, transfer, sell, assign, convey and deliver to Buyer), all of Seller's right, title and interest in and to the Acquired Assets (the "Property") as defined in the Purchase Agreement.

        Buyer hereby acknowledges that Seller is making no representation or warranty with respect to the Property being conveyed hereby except as specifically set forth in the Purchase Agreement. Seller for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Property sold, conveyed, transferred and delivered by this Bill of Sale.

        This Bill of Sale may be executed in one or more counterparts (and by different parties or separate counterparts), each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument. Telecopied counterpart signature pages will be conclusive evidence of execution.

        Executed at Salt Lake City, Utah, effective this            day of                        , 2002.

USANA HEALTH SCIENCES, INC. a Utah corporation
By:
Name:

Title:

ACCEPTED:
USANA ACQUISITION CORP. a Utah corporation
By:
Name:

Title:

EXHIBIT H

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assumption") is made by USANA Health Sciences, Inc., a Utah corporation ("Assignor"), in favor of USANA Acquisition Corp., a Utah corporation ("Assignee"). This Assumption is delivered pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") by and among Assignor, Assignee, and Gull Holdings, Ltd., an Isle of Man corporation and the sole shareholder of Assignee, dated as of March    , 2002. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

RECITALS

        WHEREAS, under the Asset Purchase Agreement, Assignor agreed to sell to Assignee and Assignee agreed to purchase from Assignor contractual obligations of Assignor with respect to the Acquired Assets.

        WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Assignee agreed to assume contractual obligations of Assignor with respect to the Acquired Assets.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Assignment and Assumption

          1.1  Assignor hereby assigns to Assignee, and Assignee hereby assumes and agrees, subject to the exclusions and limitations contained in the Asset Purchase Agreement, to perform, pay, or discharge the Assumed Obligations and Liabilities as defined in the Asset Purchase Agreement and set forth on Exhibit D of the Asset Purchase Agreement.

          1.2  Assignor is retaining only the Retained Liabilities as defined and set forth on Exhibit D of the Asset Purchase Agreement.

        2.    Defenses and Claims.     Nothing contained herein shall be deemed to deprive Assignee of any defenses, setoffs, or counterclaims which Assignor may have, had, or shall have with respect to any of the Assumed Obligations and Liabilities (the "Defenses and Claims"). Assignor hereby transfers, conveys and assigns to Assignee all Defenses and Claims.

        3.    Asset Purchase Agreement.     Assignee, by its execution of this Assumption, and Assignor, by its acceptance and consent to the form of this Assumption, each hereby acknowledged and agrees that: (a) the terms and provisions of the Asset Purchase Agreement shall apply to this Assumption, and the terms and conditions of this Assumption shall be construed consistently therewith, and (b) neither the representations and warranties nor the rights (including indemnification) and remedies of any party under the Asset Purchase Agreement shall be deemed to have been enlarged or altered in any way by the execution, acceptance and approval of this Assumption, and this Assumption shall not enlarge any rights or third parties under any of the Assumed Obligations and Liabilities.

        4.    Applicable Law.     This Assumption shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah, without giving effect to the conflict of laws rules thereof

        5.    Effective Date of Assumption.     This Assumption shall be deemed effective for all purposes as of the Closing of the Asset Purchase Agreement.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assumption to be executed by their duly authorized officers as of the day and year first above written.

"ASSIGNOR"
USANA Health Sciences, Inc., a Utah corporation
By:
Name
Title
"ASSIGNEE"
USANA Acquisition Corp., a Utah corporation
By:
Name
Title

EXHIBIT I
Continuing Employees of Seller

        The only Continuing Employees of Seller shall be Gilbert A. Fuller and John B. McCandless.

ANNEX B

March 16, 2002

The Special Committee of Directors
USANA Health Sciences, Inc.
3838 West Parkway Blvd.
Salt Lake City, UT 84120

        Re: Fairness Opinion—USANA Health Sciences, Inc.—Sale of Assets to Shareholder

Dear Directors:

        Houlihan Valuation Advisors ("HVA") has been retained by the Special Committee of Directors of USANA Health Sciences, Inc. (hereinafter referred to as "USANA", "the Company" or "Seller") to issue a fairness opinion regarding the sale of substantially all of the operating assets of the Company to Gull Holdings, Ltd. or its wholly owned subsidiary (the "Purchaser" or "Gull"). The fairness opinion ("Opinion") is issued from a financial point of view from the perspective of the public shareholders of USANA. The Opinion is as of March 16, 2002 and is valid as of that date.

The Transaction

        Gull will acquire substantially all of the assets and certain liabilities comprising the continuing business of USANA as approved by the Board of Directors of USANA and by the principal shareholder of Gull on December 18, 2001 (the "Transaction"). The terms of the Transaction are described in a Term Sheet dated February 25, 2002 and subsequently amended on March 16, 2002 between the Seller and Purchaser and include the following:

        Acquired Assets: Purchaser will acquire substantially all of the operating assets and assume certain of the liabilities of the Seller. The acquired assets will include, without limitation, fixed assets, equipment, machinery, vehicles, personal property, inventory, securities (including the shares of Seller's wholly owned subsidiaries), insurance policies, work in process, cash balances, other current assets, employees, intellectual property, product formulations, trademarks, trade names, trade dress, patents, patent applications, product registrations, business registrations, licenses, leases, and corporate names.

        Excluded Assets. Excluded from the assets acquired by Purchaser are cash of $3,000,000 (subject to adjustment based on net tax impact resulting from an increase in the fair market value of the common stock of Seller as described below), land located at 3838 W. Parkway Blvd., Salt Lake City, Utah, and buildings and improvements thereon (subject to a lease as described below) valued at an estimated $12,000,000 (subject to appraisal), the current directors and officers insurance policy, and the automobiles assigned to Gilbert A. Fuller and John B. McCandless. The amount of cash remaining with Seller at Closing will be adjusted upward by the amount, if any, of all additional tax payable as a result of an increase in the fair market value (as determined in the manner provided below) of the common shares delivered as part of the purchase price in excess of $1.50 per share.

        Assumed Liabilities. Purchaser will also assume certain liabilities of Seller related to the business acquired from Seller, including, without limitation, bank debt, accruals, accounts payable, operating leases, mortgages, payroll, tax liabilities, litigation, and contingent liabilities. It is anticipated that the assumed bank debt will not exceed $7,000,000.

        Excluded Liabilities. Excluded liabilities retained by Seller will not exceed $8.0 million, which Seller expects to secure by a mortgage on the excluded real estate and buildings renegotiated or refinanced prior to closing of the Transaction. This is subject to adjustment based upon appraisal of the land and building and lender acceptance.

        Consideration. In addition to the assumption of certain liabilities as provided above, the consideration paid by Purchaser to Seller for the acquired assets will be (a) the assignment of all shares of common stock of Seller owned by Purchaser, and (b) a secured promissory note subordinated only to senior bank debt, in the principal amount of $5,000,000. The allocation and amount of consideration will be adjusted by the mutual agreement of the parties in the event the appraised value of the real estate is less than $11,750,000 or greater than $12,250,000, or if, for tax purposes, the redemption value of the common stock surrendered as part of the purchase price is in excess of $1.60 per share.

        For purposes of the Transaction, the parties agree that the redemption value of the common stock surrendered will be $1.60 per share.

        Terms of Purchaser Note: The terms of Purchaser's Note (above) are to be as follows:

  1.
  Principal Amount: $5.0 million, subject to adjustment based on valuation and appraisal of the acquired assets and acquired liabilities.

  2.
  Annual Interest Rate: 14%

  3.
  Amortization: Fully amortizing payments of principal and interest will be made monthly for the five-year term of the note. There will be no penalty for prepayment.

  4.
  Security: The note will be secured by a second position on all assets acquired by Purchaser, with priority subordinate only to existing bank liens, and by all shares of the Purchaser or its subsidiary used to effect the acquisition and continuing the operations acquired by Purchaser.

  5.
  Customary Mezzanine Financing Covenants: The loan agreement between Purchaser and Seller will feature customary security and performance features, including:

  a)
  Financial Statements: Until the payment of the Purchaser's note in full, Purchaser will provide audited financial annual statements and unaudited quarterly statements prepared in accordance with US GAAP for the continuing operations acquired by Purchaser from Seller.

  b)
  Transferability: The note will be transferable by Seller.

  c)
  Rights and Remedies Upon Events of Default: Seller will have rights and remedies as a secured creditor under the note.

  d)
  Financial Performance Covenants: Covenants of the type customary in such notes will be binding upon Purchaser during the term of the note and will, to the extent practicable, mirror those contained in senior debt obligations.

  Lease of Real Property

        Purchaser will lease the real property and buildings excluded from the sale under a triple net operating lease. The term of the lease will be 10 years, with an option to purchase exercisable by Purchaser at any time during the first 36 months, purchase price to be fair market value at the time of sale. Thereafter, for the remainder of the term, Purchaser will have the right of first refusal to purchase the property, at fair market value at the time of sale. Subject to the appraised value of the property under lease, annual rental payments under the lease will be $1.32 million, payable in equal monthly installments, with annual increases based on the CPI. A written lease agreement containing the terms of the lease and the option and right of first refusal will be executed at closing of the Transaction. The lease will contain other terms and provisions customary in commercial lease agreements.

HVA Review and Analysis

        In delivering the Opinion, HVA completed the following tasks:

  •
  reviewed Confidential Information material supplied by Thorpe Capital, Inc. for Project "Queue Spin", which included:

  •
  unaudited interim financial statements for USANA, Inc. and Subsidiaries for the eleven months ended December 2, 2002

  •
  USANA Annual Reports for 1996-2000

  •
  USANA executive management organization chart

  •
  USANA executive bios

  •
  executive compensation for 1996, 1997, 1998 and 2000

  •
  stock ownership table for beneficial owners of 5% or more of the Company's common stock and for the directors and executive officers of the Company

  •
  Amended and Restated Long-Term Stock Investment and Incentive Plan for USANA, Inc. dated June 23, 1998

  •
  historical overview of the Company

  •
  description of the distribution and marketing functions of the Company prepared by Company management

  •
  competitive information prepared by Company management

  •
  description of current litigation in which the Company is involved

  •
  discussion of the Company's reliance on key management

  •
  market overview of the nutrition industry

  •
  USANA Health Sciences, Inc. Strategic Direction White Paper prepared by Myron Wentz, PhD

  •
  projected financial statements for fiscal years 2002 - 2006 prepared by Company management

  •
  listing of significant leases held by the Company

  •
  description of patents held by USANA

  •
  worldwide direct sales data provided by the World Federation of Direct Selling Associates

  •
  nutrition industry report prepared by the investment banking firm of Adams, Harkness & Hill dated December 2001

  •
  reviewed the Term Sheet between Gull Holdings, Ltd. and USANA Health Sciences, Inc. regarding the Transaction dated February 25, 2002 and amended on March 16, 2002

  •
  reviewed Project Queue Spin review material prepared by Thorpe Capital dated January 10, 2002 and January 16, 2002

  •
  reviewed Queue Public Valuation Information prepared for Houlihan Valuation Advisors by Devin Thorpe of Thorpe Capital, dated February 13, 2002

  •
  reviewed public market data for other publicly traded nutritional and multi-level marketing companies

  •
  reviewed a memorandum prepared by Kevin R. Pinegar of the law firm of Durham, Jones & Pinegar to the Board of Directors, USANA Health Sciences, Inc. dated February 8, 2002 regarding Q-Spin Issues Related to Proposed Transaction

  •
  reviewed data for recent mergers and acquisitions of other nutritional companies prepared by Mergerstat LP

  •
  reviewed ValuEngine Quantitative Valuation Report for USANA Health Sciences, Inc. prepared by ValuEngine, Inc.

  •
  reviewed a Wright Investors' Service Research Report for USANA Health Sciences, Inc. dated 2/1/02

  •
  reviewed a report prepared by Reuters StockVal for USANA Health Sciences, Inc. dated 1/11/02

  •
  reviewed a Market Guide/ProVestor Plus Company Report for USANA Health Sciences, Inc. dated January 5, 2002 provided by Market Guide, Inc.

  •
  reviewed Form 10-Q for USANA Health Sciences, Inc. for the quarter ended September 29, 2001

  •
  reviewed Form 10-K for USANA Health Sciences, Inc. for the year ended December 20, 2000

  •
  reviewed internally generated financial statements for USANA for the fiscal year ended December 30, 2001

        In addition to a review of the above-described documents, the following analytical procedures were conducted in arriving at our Opinion:

  •
  HVA met with representatives of the Company at the Company's administrative offices in Salt Lake City, Utah and conducted discussions regarding matters pertinent to our analysis. Inquiries were made with certain officers of the Company who have senior responsibility for operating matters regarding the operations, financial condition, future prospects and projected operations and performance of the Company. HVA inquired of management as to i) its awareness of any events or conditions which might cause any of the assumptions set forth in this Opinion to be incorrect; and (ii) its awareness of any material change in the Company's assets, financial condition or business outlook since September 29, 2001, the date of the Company's most recent 10-Q filing

  •
  generally recognized financial analysis and valuation procedures were undertaken to ascertain the financial condition of USANA as well as to estimate the fair market value of the Company's common stock on a minority interest basis

  •
  performed such other analyses and reviewed and analyzed such other information as HVA deemed appropriate

        In rendering this opinion, HVA did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning USANA, furnished to it by USANA, or the publicly-available financial and other information regarding USANA and other nutritional supplement and personal care product firms. HVA has assumed that all such information is accurate and complete. HVA has further relied on assurances of Company management that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

        With respect to financial forecasts for USANA prepared by Company management, HVA has assumed, for the purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of USANA. We assume no responsibility for the projections or the assumptions relating to them.

        HVA has assumed that there has been no material change in USANA's assets, financial condition, results of operations, business or prospects since December 29, 2001, the date of the Company's most recently generated financial statements. HVA did not undertake an independent appraisal of the assets or liabilities of USANA nor was HVA furnished with any such appraisals. HVA's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to HVA as of the date of the Opinion. HVA expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Transaction.

        We have not been requested to, and did not, solicit third party indications of interest in purchasing the assets being sold by the Company in the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

Limiting Conditions

        The Opinion is subject to the following limiting conditions:

  1.
  Neither HVA nor its principals have any present or intended interest in USANA, Gull or in any related entities. HVA's fees for the Opinion are based on professional time and a charge for the Opinion, and are in no way contingent upon the final conclusions derived.

  2.
  The Opinion is intended only for the specific use and purpose stated herein. It is intended for no other uses and is not to be copied or given to unauthorized persons without the direct written consent of HVA. The Opinion and information contained herein are valid only for the stated purpose and date of the study, and should in no way be construed to be investment advice.

  3.
  It is beyond the scope of the Opinion to render any opinion relative to the solvency or insolvency of USANA or Gull either prior to or following the Transaction. HVA has not been requested to render such an opinion, and nothing in the Opinion should be construed as such.

  4.
  This engagement is limited to the production of the Opinion and the conclusions and opinions contained herein. HVA has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of the Opinion unless prior arrangements for such services have been made.

        It is our understanding that USANA's Board of Directors either has had or will have the opportunity to make their own independent investigation of the Transaction, and their decision to participate in the Transaction should be based primarily on such investigation. Delivery of the Opinion to USANA, its Board of Directors, or the shareholders of USANA is subject to the conditions, limitations and assumptions set forth in the Opinion.

        This opinion is for the benefit of USANA's Special Committee of Directors and shall not be relied upon by others and shall not be published or otherwise used, nor shall any public references to HVA be made without our written consent. However, notwithstanding the foregoing, HVA consents to a description of and the inclusion of the text of its written Opinion in any filing required to be made by the Company with the Securities and Exchange Commission in connection with the Transaction and in materials delivered to the Company's stockholders that are a part of such filings, provided that any such description or inclusion shall be subject to HVA's prior review and approval, which shall not be unreasonably withheld. Any summary of, or reference to, the Opinion, any verbal presentation with respect thereto, or other references to HVA in connection with the Transaction, will in each instance be subject to HVA's prior review and written approval.

Conclusion

        Based upon the foregoing and in reliance thereon, it is our opinion that the Transaction, assuming it is consummated as proposed, is fair from a financial point of view to the public shareholders of USANA based on the circumstances existing as of March 16, 2002. HVA reserves the right, in the event that events or facts subsequent to the date of the Opinion become known which have a material impact on the value of the Company, to supplement or withdraw the Opinion prior to the closing date of the Transaction.

HOULIHAN VALUATION ADVISORS

Frederic L. Jones, ASA
Principal

ANNEX C

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
USANA HEALTH SCIENCES, INC.
(Hereafter Innova Ventures, Inc.)

        Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, USANA Health Sciences, Inc. (the "Corporation") hereby declares and certifies as follows:

  1.
  The name of the Corporation is USANA Health Sciences, Inc.

  2.
  The text of the amendment to the Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation is as follows:

ARTICLE I
NAME

        The name of this corporation is: INNOVA VENTURES, INC. (the "Corporation").

  3.
  The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

  4.
  The amendment specified above was adopted as of            , 2002 by Unanimous Written Consent of the Board of Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. In addition, as of                        , 2002, such amendment specified above was approved by the majority of the shareholders of the Corporation entitled to vote on such matter as follows:

DESIGNATION OF STOCK	NO. OF OUTSTANDING SHARES	NO. OF VOTES CAST	VOTES CAST FOR AMENDMENT	VOTES CAST AGAINST AMENDMENT OR ABSTAINING
Common

Such votes cast were sufficient for approval of the Amendment.

        IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the            day of                        , 2002.

USANA HEALTH SCIENCES, INC. a Utah corporation
By:
Name:

Title:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert Anciaux, Jerry G. McClain, and Ronald S. Poelman and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of USANA Health Sciences, Inc. ("USANA" or the "Company"), held of record by the undersigned as of March 20, 2002, at the Special Meeting of Shareholders to be held at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 23, 2002, at 10:00 a.m., Mountain Daylight Time or at any postponement or adjournment thereof.

VOTE BY INTERNET—www.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE—1-800-
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to USANA Health Sciences, Inc. c/o ADP, 51 ADP, 51 Mercedes Way, Edgewood, NY 11717

C/O AMERICAN STOCK TRANS
ATTN: CARL PINTO
40 WALL STREET
NEW YORK, NY 10005

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED            DETACH AND RETURN THIS PORTION ONLY.

USANA HEALTH SCIENCES, INC.

The Special Committee of the Board of Directors recommends a Vote "FOR" Items 1 and 2.

1.
To consider and vote upon a proposal to approve the sale of substantially all of the operating assets (excluding real estate and certain other property—"Retained Assets") and the assignment of substantially all of the liabilities of USANA (excluding certain liabilities related to the Retained Assets) to USANA Acquisition Corp., a wholly owned subsidiary of Gull Holdings, Ltd. (the "Transaction"). The terms and conditions governing the Transaction are contained in the asset purchase agreement dated March 21, 2002. Parties to the asset purchase agreement are USANA, USANA Acquisition Corp., and Gull Holdings Ltd., an entity 100% owned by the Company's founder, Myron W. Wentz, Ph.D.
FOR	AGAINST	ABSTAIN
/ /	/ /	/ /
2.
To consider and approve an amendment to USANA's Articles of Incorporation changing the corporate name to Innova Ventures, Inc., effective only upon the consummation of the Transaction.
FOR	AGAINST	ABSTAIN
/ /	/ /	/ /
3.
To transact any other business as may properly come before the meeting or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN. PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature (please sign within box)	Date	Signature (Joint Owners)	Date